UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Miller Energy Resources, Inc.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To Our Shareholders:

You are cordially invited to attend our annual meeting of shareholders (the “Annual Meeting”) of Miller Energy Resources, Inc. (the “Company”) for the fiscal year ended April 30, 2014 which will be held at the Rothchild Catering and Conference Center, 8807 Kingston Pike, Knoxville, TN 37923 on October 30, 2014, beginning at 9:00 a.m., local time.

Items of business to be considered at the meeting will include:

•	the election of six directors from amongst the nominees named in the accompanying proxy statement (the “Proxy Statement”);

•	the ratification of the appointment of our independent registered public accounting firm; and

•	any other business that may be properly brought before the Annual Meeting or any adjournments or postponements thereof.

The accompanying Proxy Statement is designed to answer your questions and provide you with important information regarding the Board of Directors of the Company (the “Board of Directors”) and senior management and the matters that will be voted on at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, your vote is important.  Instructions regarding the various methods of voting are contained on the proxy card, including voting by toll-free telephone number or the Internet.  If you received a paper copy of your proxy card by mail, you may also vote your shares by marking your votes on the proxy card, signing and dating it and mailing it in the envelope provided.

On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in the affairs of our Company. We look forward to greeting in person as many of our shareholders as possible. If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:

ISSUER DIRECT
500 Perimeter Park Drive, Suite D
Morrisville, NC 27560
Please reference: MILLER ENERGY RESOURCES, INC. 2014 ANNUAL MEETING

Shareholders May Call:
(866) 752-8683 to vote or to request materials
(919) 481-4000 for all other proxy-related matters, or assistance with voting

The accompanying Proxy Statement is dated August 28, 2014 and is first being mailed to shareholders on or about August 28, 2014.

Sincerely,

/s/ Scott M. Boruff
Scott M. Boruff,
Chief Executive Officer
August 28, 2014

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
____________________

TO BE HELD ON OCTOBER 30, 2014

We will hold the annual meeting of shareholders (the “Annual Meeting”) of Miller Energy Resources, Inc. (the “Company”) at the Rothchild Catering and Conference Center, 8807 Kingston Pike, Knoxville, TN 37923 on October 30, 2014, beginning at 9:00 a.m., local time. At the Annual Meeting you will be asked to vote on the following matters:

1.	to elect six directors from amongst the nominees named in the accompanying Proxy Statement;

2.	to ratify the appointment of KPMG LLP as our independent registered public accounting firm; and

3.	to consider and act upon any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors of the Company (the “Board of Directors”) recommends that you vote FOR all of the Company’s nominees for director in Proposal 1. The Board of Directors also recommends that you vote FOR Proposal 2.

The Company cordially invites all shareholders to attend the Annual Meeting in person. The Board of Directors has fixed the close of business on August 28, 2014, as the record date for determining the shareholders that are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

YOUR VOTE IS IMPORTANT. Whether or not you personally plan to attend the Annual Meeting, please take a few minutes now to vote by telephone or by Internet by following the instructions on the enclosed proxy card, or by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope provided. If you are a beneficial owner (i.e., you hold your shares in “street name”), please follow the voting instructions provided by your bank, broker or other nominee. Regardless of the number of Company shares you own, your vote is important.

By Order of the Board of Directors

/s/ Scott M. Boruff
Scott M. Boruff,
Knoxville, TN	Chief Executive Officer
August 28, 2014

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on October 30, 2014:  This proxy statement, along with our Annual Report on Form 10-K for the year ended April 30, 2014, as amended, are available free of charge on our website www.millerenergyresources.com.

ii

MILLER ENERGY RESOURCES, INC.

PROXY STATEMENT

2014 ANNUAL MEETING OF SHAREHOLDERS

iii

Shareholders Should Read the Entire Proxy Statement
Carefully Prior to Submitting Their Proxies

PROXY STATEMENT OF MILLER ENERGY RESOURCES, INC.
FOR
ANNUAL MEETING OF SHAREHOLDERS

THIS SOLICITATION IS BEING MADE BY THE BOARD OF DIRECTORS OF
MILLER ENERGY RESOURCES, INC. AND NOT ON BEHALF OF ANY OTHER PERSON OR ENTITY

QUESTIONS AND ANSWERS

Following are some commonly asked questions raised by our shareholders and answers to each of those questions.

Why did I receive these proxy materials?

Our Board of Directors has made these materials available to you on the Internet or, upon your request, has delivered printed versions to you by mail, in connection with the solicitation of proxies by the board for the Annual Meeting of Shareholders which will be held on October 30, 2014 (the “Annual Meeting”).  Proxies are solicited to give all shareholders of record at the close of business on August 28, 2014 an opportunity to vote on matters that come before the Annual Meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

As permitted by the rules adopted by the Securities and Exchange Commission (“SEC”), we are making this proxy statement and our annual report available on the Internet.  On August 28, 2014, we mailed a Notice of Internet Availability of Proxy Materials to our shareholders containing instructions on how to access the proxy statement and annual report and vote online.  In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing the documents to you.  If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site.  Your election to receive proxy materials by email will remain in effect until you terminate it.

What may I vote on at the Annual Meeting?

At the Annual Meeting, shareholders will consider and vote upon the following matters:

•	to elect six directors from amongst the nominees named in this Proxy Statement;

•	to ratify the appointment of KPMG LLP as our independent registered public accounting firm; and

•	to consider and act upon any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Who is entitled to vote?

Shareholders of record as of the close of business on August 28, 2014, the Record Date, are entitled to vote on matters that come before the meeting. Shares can be voted only if the shareholder is present in person or is represented by proxy.

How many votes do I have?

Each share of the Company’s common stock that you own as of the Record Date entitles you to one vote on each matter before the Annual Meeting. On August 28, 2014, there were 46,308,971 shares of our common stock outstanding.

What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in street name?

Shareholders of Record. If your shares are registered directly in your name with our transfer agent, Interwest Transfer Company, Inc., you are considered the shareholder of record with respect to those shares.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy materials, as applicable, are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

How do I vote?

All shareholders may vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or, if you request printed copies of the proxy materials by mail, you can also vote by mail, by telephone or by facsimile.

If you are a shareholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.  However, you may vote by proxy before the meeting and still attend, if you prefer.

If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a valid proxy from the organization that holds your shares. If you do not obtain a valid proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the Annual Meeting if you bring a recent bank or brokerage statement showing that you were the beneficial owner of shares of our common stock on the Record Date for voting.

What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you:

•	indicate when voting that you wish to vote as recommended by our Board of Directors; or

•	if you sign and return a proxy card without giving specific voting instructions,

then the proxy holder will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holder may determine in his discretion with respect to any other matters properly presented for a vote at the meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of the New York Stock Exchange, the organization that holds your shares may generally vote on discretionary matters but cannot vote on non-discretionary matters. The ratification of the selection of independent registered public accounting firms is considered a routine matter for which brokerage firms may vote shares for which they have not received voting instructions. This is called a “broker discretionary vote.” When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” The election of directors is not considered a routine matter for which brokerage firms may vote shares for which they have not received voting instructions. Therefore, if you are a street name stockholder and do not provide voting instructions to your broker with respect to this matter, it will result in a broker non-vote with respect to the election of directors. In the case of votes on non-routine matters (all matters except for the proposal regarding ratification of the auditor), broker non-votes will not be counted for purposes of determining whether a quorum is present for action on these matters, and will not otherwise be counted. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the notice.

Can I change my vote?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting.

Shareholders of Record. If you are a record holder, you may do this by completing and returning a new proxy card with a later date, by voting on a later date by using the Internet or by telephone, or by attending the Annual Meeting and voting in person. Only your latest proxy submitted prior to the Annual Meeting will be counted. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

Beneficial Owners. If you are a beneficial owner, you may change your vote by submitting new voting instructions to your broker in accordance with such broker’s procedures.

What does it mean if I get more than one proxy card?

If you receive multiple proxy statements or proxy cards, your shares are likely registered differently or are in more than one account, such as individually and also jointly with your spouse. To serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting our transfer agent, Interwest Transfer Company, Inc., 1981 Murray Holladay Road, Suite 100, Salt Lake City, UT 84117, telephone (801) 272-9294, or, if your shares are held by your broker or bank in “street name,” you should contact the broker or bank who holds your shares.

Why did I receive only one set of proxy materials although there are multiple shareholders at my address?

If one address is shared by two or more of our shareholders, we send only one set of proxy materials to that address unless we receive instructions to the contrary from any shareholder at that address. This practice, known as householding, is used to reduce our printing and postage costs. If a shareholder of record residing at such an address wishes to receive a separate set of proxy materials in the future, he or she may contact our Corporate Secretary. If you are a beneficial owner of shares held in street name, you can request or cancel householding by contacting your bank, broker, or nominee. For additional information, please see “Householding of Proxy Materials” on page 61 of this Proxy Statement.

What constitutes a quorum?

The presence of a majority of the votes entitled to be cast on a matter constitutes a quorum, which is required in order to hold the Annual Meeting and conduct business. Presence may be in person or by proxy, regardless of whether the proxy has authority to vote on all matters. You will be considered part of the quorum if you voted on the Internet, by telephone, or by properly submitting a proxy card or voting instruction form by mail, or if you are present at the Annual Meeting.

Abstentions are counted as present and entitled to vote for determining whether a quorum is present. For the purpose of determining whether the shareholders have approved a matter, abstentions are not treated as votes cast affirmatively or negatively, and therefore have no effect on the outcome of any matter being voted on at the Annual Meeting.

If a broker does not have discretionary authority to vote on a particular matter, the affected shares will be treated as not present and not entitled to vote for such matter, and the same shares will not be considered present for quorum purposes with regard to such matter.

What is required to approve each proposal?

Election of directors: The nominees receiving a plurality of the votes cast for the election of directors will be elected. Any shares not voted (whether by broker non-vote or otherwise) have no impact on the vote. A withheld vote in the election of directors for one or more of the nominees will not be considered to have been voted for the director nominee and will result in those nominees receiving fewer votes.

Ratification of the appointment of KPMG LLP: The ratification of this appointment is approved if the votes cast in favor exceed the votes cast against. Abstentions are not treated as votes cast affirmatively or negatively, and therefore will have no effect on the outcome of the vote. If you hold your shares in street name and do not provide timely voting instructions, your broker may exercise discretionary authority, thereby avoiding a broker non-vote.

Other Matters: Approval of any unscheduled matter, such as a matter incident to the conduct of the meeting, would require the votes cast in favor to exceed the votes cast against. Any shares not voted (whether by broker non-vote or otherwise) have no impact on the vote. Abstentions are not treated as votes cast affirmatively or negatively, and therefore will have no effect on the outcome of the vote.

What are the Board of Directors’ recommendations on the proposals?

The Board of Directors recommends that you vote FOR all of its nominees for director in Proposal 1. The Board of Directors also recommends that you vote FOR Proposal 2.

How can I attend the Annual Meeting?

You are invited to attend the Annual Meeting only if you were a Company shareholder or joint holder as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting.

If you are a shareholder of record, you may vote in person at the Annual Meeting. Your name will be verified against the list of registered shareholders on the Record Date prior to your being admitted to the Annual Meeting.

If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a valid legal proxy from the organization that holds your shares. If you do not obtain a valid legal proxy from your bank or broker, you will not be entitled to vote your shares at the Annual Meeting, but you can still attend the Annual Meeting if you provide proof of beneficial ownership as of the Record Date, such as your account statement showing that you owned our stock as of the Record Date, a copy of the voting instruction form provided by your broker, trustee or nominee, or other similar evidence of ownership.

The meeting will begin at 9:00 a.m. local time. Check-in will begin at 8:30 a.m. local time. To be admitted, you will also need a form of photo identification.

How will we solicit proxies and who is paying for this proxy solicitation?

The cost of soliciting proxies will be borne by us. These costs will include the expense of preparing, assembling, printing and mailing the notice to shareholders of record and beneficial owners and printed proxy materials to shareholders who specifically request them, and reimbursements paid to brokerage firms and others for their reasonable out-of-pocket expenses for forwarding proxy materials to shareholders and obtaining beneficial owners' voting instructions.  We have not retained a proxy solicitor in conjunction with the Annual Meeting. In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. We may also solicit proxies by email from shareholders who are our employees or who previously requested to receive proxy materials electronically.

Where can I find voting results of the Annual Meeting?

We will publish voting results in a Current Report on Form 8-K to be filed with the SEC within four business days from the date of the meeting.

May other matters be raised at the Annual Meeting?

We have not received proper notice of, and are not aware of, any business to be transacted at the Annual Meeting other than as indicated in this Proxy Statement. Under Tennessee law and our governing documents, no other business aside from procedural matters may be raised at the Annual Meeting unless proper notice has been given to us by the shareholders seeking to bring such business before the meeting. If any other item or proposal properly comes before the Annual Meeting, the proxies received will be voted on such matter in accordance with the discretion of the proxy holders.

The Chairman of the Board of Directors has broad authority to conduct the Annual Meeting so that the business of the meeting is carried out in an orderly and timely manner. In doing so, he has broad discretion to establish reasonable rules for discussion, comments and questions during the meeting. The Chairman of the Board of Directors is also entitled to rely upon applicable law regarding disruptions or disorderly conduct to ensure that the Annual Meeting proceeds in a manner that is fair to all participants.

How may I communicate with the Board of Directors or the non-management directors on the Board?

You may contact any of our directors by writing to them c/o Miller Energy Resources, Inc., 9721 Cogdill Road, Suite 302, Knoxville, TN 37932. Each communication should specify the applicable director or directors to be contacted as well as the general topic of the communication. We may initially receive and process communications before forwarding them to the applicable director. We generally will not forward to the directors a shareholder communication that is determined to be primarily commercial in nature, that relates to an improper or irrelevant topic, or that requests general information about the Company. Concerns about accounting or auditing matters or communications intended for non-management directors should be sent to the attention of the Chairman of the Audit Committee at the address above, or reported through our reporting website at http://millerenergyresources.ethicspoint.com. Our directors may at any time review a log of all correspondence received by us that is addressed to the independent members of the Board and request copies of any such correspondence.

What should I do if I have other questions?

If you have any questions or require any assistance with voting your shares, please contact:

ISSUER DIRECT
500 Perimeter Park Drive, Suite D
Morrisville, NC 27560
Please reference: MILLER ENERGY RESOURCES, INC. 2014 ANNUAL MEETING

Shareholders May Call:
(866) 752-8683 to vote or to request materials
(919) 481-4000 for all other proxy-related matters, or assistance with voting

CORPORATE GOVERNANCE

Summary of Corporate Governance Framework

Our Amended and Restated Bylaws (as amended, the “Bylaws”), the charters of each committee of our Board of Directors (the “Committee Charters”) our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and our Insider Trading Policy provide the framework for our corporate governance. Copies of our Bylaws, Committee Charters, Corporate Governance Guidelines, Code of Business Conduct and Ethics and Insider Trading Policy may be found on our website at www.millerenergyresources.com. Copies of these materials also are available without charge upon written request to our Corporate Secretary.

We are committed to maintaining the highest standards of honest and ethical conduct in running our business efficiently, serving our shareholders’ interests and maintaining our integrity in the marketplace. To further this commitment, we have adopted our Code of Business Conduct and Ethics, which applies to all our directors, officers and employees. Additionally, we have adopted our Insider Trading Policy, which prohibits disclosure of, or trading in our securities on the basis of, material, non-public information, trading in our securities during certain “black-out” periods surrounding our periodic reports and certain events, and imposes other restrictions on our directors, officers and employees. We also have adopted and published to all employees our Whistleblower Notice establishing procedures by which any employee may bring to the attention of our Audit Committee any concern regarding accounting, internal control or other auditing issues affecting our Company or any improper activities of any officer or employee. Reports may be made anonymously.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics sets forth a broad statement of policy on our fundamental principles of honesty, loyalty, fairness, and forthrightness, and promotes our objectives of:

•	Honest and ethical conduct, including the handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely and understandable disclosure in all reports and documents required to be filed with governmental authorities and in other public communications;

•	Compliance with the applicable government and self-regulatory organization laws, rules and regulations;

•	Prompt internal reporting of violations; and

•	Accountability for compliance with the Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics applies to all of our directors, officers and employees, and each of them must certify in writing their commitment to comply with the Code of Business Conduct and Ethics.

Insider Trading Policy

Our Insider Trading Policy applies to directors, officers and employees of our Company, including our subsidiaries. Generally, these persons are prohibited from trading in our securities, directly or indirectly through family members or other persons or entities, if the person is aware of material non-public information relating to our Company. Similarly, these persons are prohibited from trading in the securities of any other company if they are aware of material non-public information about that company which was obtained in the course of the person’s employment with our Company, including our subsidiaries. These persons are also prohibited from passing on material non-public information to others or recommending the purchase or sale of any securities when they are aware of material non-public information - a practice sometimes known as “tipping.” In an effort to help prevent inadvertent violations of federal securities laws and avoid even the appearance of trading on the basis of material non-public information, all directors, executive officers subject to Section 16 of the Securities Exchange Act of 1934 and certain designated employees who have access to material non-public information are generally prohibited from trading in our securities during quarterly blackout periods which begin three weeks after the end of each fiscal quarter and end after the second full business day following the filing of that report, as well as during certain event-specific blackout periods. Directors and executive officers must also pre-clear all transactions in our securities with our Legal Department

Whistleblower Notice and Anonymous Reporting Hotline

We have contracted with a third-party service provider to administer a hotline and website that ensures complete anonymity for anyone wishing to express concerns or report inappropriate behavior. The reports are sent to designated members of our Legal and Accounting Departments, who investigate each report and bring their findings to senior management, and when warranted, to the Chairman of the Audit Committee of the Board of Directors.

BOARD OF DIRECTORS - NOMINEES

The following is biographical information on the current members of our Board of Directors who are nominated for re-election.

Deloy Miller (67): Mr. Miller, the Company’s founder and Executive Chairman of the Board of Directors, is a seasoned oil and gas professional with more than 45 years of experience in the drilling and production industry. Prior to Mr. Miller’s appointment as Executive Chairman of the Board in July 2013, he led the Company as Chief Executive Officer from 1967 to August 2008 and as Chief Operating Officer from August 2008 to July 2013. In recognition of his extensive experience in energy and his knowledge of the geology of Tennessee and Kentucky, Mr. Miller was appointed to the Federal Reserve Bank of Atlanta’s Energy Advisory Council for a two-year term in 2011. Mr. Miller was named as the Tennessee Oil Man of the Year in 1978 by the Tennessee Oil & Gas Association. He was appointed by the Governor of Tennessee as the petroleum industry’s representative on the Tennessee Oil & Gas Board, served two terms as its president and continues to serve on its board.

Scott M. Boruff (51): Mr. Boruff has served as a director and as the Company’s Chief Executive Officer since August 2008. Mr. Boruff is a proven executive with a diverse business background in investment banking and real estate development. As a professional in investment banking, he specialized in consulting services and strategic planning with an emphasis on companies in the oil and gas field. Mr. Boruff was a director and 49% owner of Dimirak Securities Corporation, a broker-dealer and member of FINRA, from April 2009 until July 2012. In July 2012, Mr. Boruff sold his interest in Dimirak and is no longer an owner of that company. He has more than 20 years of experience in developing commercial real estate projects and from 2006 to 2007 Mr. Boruff successfully led transactions averaging $150 to $200 million in size while serving as a director of Cresta Capital Strategies, LLC. Mr. Boruff received a Bachelor of Science degree in Business Administration from East Tennessee State University.

Bob G. Gower (77): Dr. Gower has been a member of our Board of Directors since April 2014. He has more than 50 years of business and senior management experience across a range of industries, including energy, chemical, and technology. He is the current Chairman of Ensysce Biosciences, Inc., a company he founded in 2008, which is focused on the use of carbon nanotubes as delivery agents in cancer treatment. In 2000, Dr. Gower co-founded Carbon Nanotechnologies, Inc. and served as its Chief Executive Officer until it merged with Unidym in 2007. He was Chief Executive Officer of Lyondell Petrochemical Company from 1988 to 1996, where he also served as Chairman of the Board from 1994 to 1997 and as President from 1985 to 1994. He was Senior Vice President at Atlantic Richfield Company from 1984 to 1985. Dr. Gower was Senior Vice President of ARCO Chemical Company from 1979 to 1984 and Vice President from 1977 to 1979. Since 1998, Dr. Gower has served on the Board of Directors of Kirby Corporation. He received his Bachelor’s and Master’s degrees from Southern Illinois University, and his doctorate in organic chemistry from the University of Minnesota.

Gerald Hannahs (62): Mr. Hannahs has been a member of our Board of Directors since July 2012. Mr. Hannahs brings more than 30 years of diverse experience as a successful entrepreneur and oil and gas business leader. Since 1993, Mr. Hannahs has been a private investor in companies and served as First Vice President for EF Hutton, Prudential and Paine Webber from 1982 to 1986. In 1983, Mr. Hannahs co-founded Texarkoma Crude & Gas Company, which operated in Tennessee and Alabama and was acquired in 1985 by Cross Timbers. Previously, he was a professional pitcher for the Montreal Expos, the Los Angeles Dodgers and the Minnesota Twins baseball teams before retiring from professional sports. Mr. Hannahs received a Bachelor of Science degree from the University of Arkansas.

Governor William B. Richardson (66): Governor Richardson has been a member of our Board of Directors since April 2014. He is the former Governor of New Mexico (2003-2011), and sought the Democratic nomination for President of the United States in 2008. Since entering life as a private citizen in 2011, Governor Richardson has been a consultant to, and has been appointed or elected to several boards of directors of both for-profit and non-profit companies, including the publicly traded Abengoa Yield, plc (since May 2014), Amp Holding, Inc. (since March 2013), Blue Earth Inc. (since October 2013), and Car Charging Group, Inc. (since December 2012). In addition, he is active with two foundations he founded, The Richardson Center for Global Engagement, and the Foundation to Preserve New Mexico Wildlife, which he co-founded with Robert Redford. Prior to his governorship, he served as the U.S. Secretary of Energy in the Clinton administration (1998-2001); he also served as U.S. Ambassador to the United Nations from 1997-1998, and as a member of the U.S House of Representatives for New Mexico from 1983 to 1997. Governor Richardson has also served as chairman of the 2004 Democratic National Convention, and chairman of the Democratic Governors Association. As Governor of New Mexico, Governor Richardson made the state the “Clean Energy State” by requiring utilities to meet 20% of New Mexico’s electrical demand from renewable sources. In addition, he established a Renewable Energy Transmission Authority to deliver New Mexico’s world-class renewable resources to market. During his first term in Congress, Governor Richardson won a coveted seat on the Energy and Commerce Committee, which is of particular importance to New Mexico. In the 101st Congress, he supported a plan to promote the use of non-gasoline cars, parts of which were included in the Clean Air Act re-authorization. As a member of the Interior and Insular Affairs Committee, he supported expansion of national parks and the designation of wild and scenic rivers. By the 103rd Congress, Richardson had risen to the position of Chief Deputy Whip and led the fight in the House for the North American Free Trade Agreement (NAFTA). He wrote articles advocating NAFTA for important national newspapers and encouraged President Clinton to work with Mexico on improving the environmental portions of the agreement in order to gain support for NAFTA in Congress. Richardson also played a key role in passing President Clinton’s 1993 Deficit Reduction package and the 1994 Crime Bill. In addition to his seat on the Energy Commerce Committee, Richardson was the second-ranking Democrat on the Select Intelligence Committee and served on the Natural Resources Committee, where he chaired the Native American Affairs Subcommittee which was created in the 103rd Congress. In January 2000, he oversaw the largest return of federal lands, 84,000 acres (340 km2), to an Indian Tribe (the Northern Ute Tribe of Utah) in more than 100 years. Richardson also directed the overhaul of the Department’s consultation policy with Native American tribes and established Tribal Energy Program. Richardson has been recognized for negotiating the release of hostages, American servicemen, and political prisoners in North Korea, Iraq, and Cuba, and has been nominated for the Nobel Peace Prize several times. He is the author of several books, including How to Sweet-Talk a Shark: Strategies from a Master Negotiator, Between Worlds, and Leading by Example. Governor Richardson received a B.A. from Tufts and an M.A. from Tuft’s Fletcher School of Law and Diplomacy.

Charles M. Stivers (52): Mr. Stivers has been a member of the Company’s Board of Directors since 2004 and served as the Company’s Chief Financial Officer from 2004 until January 2006. He brings more than 27 years of expertise in accounting and more than 23 years of professional experience in the oil and gas industry. Since 1990, he has been the owner and sole operator of Charles M. Stivers, C.P.A., a firm specializing in energy accounting, with clients across fourteen states in the U.S. Mr. Stivers previously served as Treasurer and Chief Financial Officer for Clay Resource Company and Senior Tax and Audit Specialist for Gallaher and Company. He received a Bachelor of Science degree from Eastern Kentucky University.

There are no family relationships between any of the executive officers and directors or nominees, except as set forth above. Each director is elected at our Annual Meeting and holds office until the next Annual Meeting or until his successor is elected and qualified.

Board of Directors Leadership Structure and Role in Risk Oversight

The Board of Directors oversees our business affairs and monitors the performance of management. In accordance with our Corporate Governance Guidelines, the Board of Directors does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with management, by reading the reports and other materials sent to them by management and by participating in meetings of the Board of Directors and its committees. Directors are elected for a term of one year. Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. If any director resigns, dies or is otherwise unable to serve out his or her term, or if the Board of Directors increases the number of directors, the Board of Directors may fill the vacancy by a vote of a majority of the directors then in office, although less than a quorum may exist. A director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor.

While our Chairman of the Board of Directors and Chief Executive Officer positions are held by two different individuals, Mr. Miller, our Chairman, is also an executive officer of our Company and is therefore not independent. Accordingly, in July 2010 our independent directors created the position of Lead Director. Individuals eligible to serve as our Lead Director must be independent members of our Board of Directors, and the director appointed as Lead Director serves for a one year term or until his successor has been appointed. In April 2014, Dr. Gower was appointed as Lead Director. Following the Annual Meeting, the Board of Directors may reappoint Dr. Gower as Lead Director or vote to appoint a new Lead Director. We believe this structure represents an appropriate allocation of roles and responsibilities for our Company at this time. The Lead Director acts as chairman of the executive sessions of the independent members of the Board of Directors and serves as liaison between the independent directors and management. This arrangement allows our Lead Director to lead the Board of Directors in its fundamental role of providing independent advice to and oversight of management and our Chief Executive Officer to focus on our day-to-day business and strategy and convey the management perspective to other directors.

To assist in its governance, our Board of Directors has formed three standing committees composed entirely of independent directors: the Audit, Compensation, and Nominating and Corporate Governance committees. A discussion of each committee’s function is set forth below beginning on page 11.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of the risks the Company faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Audit Committee meets regularly with management to discuss strategy and risks we face. Our Chief Financial Officer and our General Counsel attend many of the Board of Directors meetings and are available to address any questions or concerns raised by the directors on risk management and any other matters. The Lead Director and independent members of the Board of Directors work together to provide strong, independent oversight of our management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Board of Directors Meetings and Attendance

During fiscal 2014, the Board of Directors held 24 meetings. No director attended, either in person or via telephone, fewer than 75% of the aggregate of all meetings of the Board of Directors and committees, if any, on which such director served.

Annual Meeting Attendance

Our common stock is listed on the New York Stock Exchange. Rules of the New York Stock Exchange require that we hold an annual meeting no later than one year after the end of our fiscal year. We do not have a policy requiring directors to attend the annual meeting, but we encourage them to do so. Seven of our ten then-serving Directors, Messrs. Miller, Boruff, Gettelfinger, Hannahs, Hall, Stivers, and Voyticky attended our last annual meeting held on April 16, 2014. In addition, Dr. Gower, who was elected to the Board of Directors at that meeting, attended.

DIRECTOR INDEPENDENCE

The Board of Directors has determined that a majority of our current directors and nominees have no relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and are “independent directors” as defined in the New York Stock Exchange Listed Company Manual. In determining the independence of our directors and our nominees, the Board of Directors has adopted independence standards specified by applicable laws and regulations of the SEC and the listing standards of the New York Stock Exchange. In making the determination of the independence of our directors and our nominees, the Board of Directors considered all known transactions in which we and any director had any interest, including any discussed under “Certain Relationships and Related Transactions” below. The Board of Directors has determined that Messrs. Gower, Hannahs, Richardson, and Stivers are independent. The Board of Directors has determined that former directors, Messrs. Leary and Schlumberger were independent during their service on the Board.

The corporate governance rules of the New York Stock Exchange require that our independent directors must meet in regularly scheduled executive sessions at which only independent directors are present. Dr. Gower, the current Lead Director of the Board of Directors, currently presides at these sessions. Each independent director has access to the members of our management team or other employees as well as full access to our books and records. We have no policy limiting, and exert no control over, meetings of our independent directors.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors as well as persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5, respectively. Executive officers, directors and greater than 10% shareholders are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such forms received by us, and to the best of our knowledge, all executive officers, directors, and persons holding greater than 10% of our issued and outstanding stock have filed the required reports in a timely manner during fiscal 2014, other than Forms 3 filed late by Messrs. Schlumberger and Brawley, and a Form 4 filed late by Mr. Schlumberger. These forms were subsequently filed.

BOARD COMMITTEES

The Board of Directors has standing Audit, Compensation and Nominating and Corporate Governance committees. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee has a written charter. The charters are available on our website at www.millerenergyresources.com. Messrs. Miller and Boruff, who are not independent directors, are not members of any committee of our Board of Directors. Information concerning the current membership and function of each committee, as of August 28, 2014, is as follows:

Board of Directors Committee Membership

Director	Audit Committee Member	Compensation Committee Member	Nominating and Governance Committee Member
Bob G. Gower	✓1	✓	✓
Gerald Hannahs	✓	✓1	✓
William B. Richardson
Charles M. Stivers	✓	✓	✓1
——————————
1    Denotes Chairperson.

Audit Committee. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibility relating to:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications, independence, and performance of our independent registered public accountants; and

•	the performance of our internal audit function.

The Audit Committee is composed of three directors, all of whom have been determined by the Board of Directors to be “independent,” as defined by the New York Stock Exchange Listed Company Manual. The Board of Directors determined that Mr. Turkleson and Mr. Leary, both former members of our Board of Directors and members of the Audit Committee during fiscal 2014, along with Dr. Gower and Mr. Stivers, two of the current members of the Audit Committee, each qualify as “audit committee financial experts” as defined by the SEC. The report of the committee is included in this Proxy Statement. During fiscal 2014, the Audit Committee held 18 meetings.

Compensation Committee. The Compensation Committee is responsible for overseeing our compensation programs and practices, including our executive compensation plans and incentive compensation plans, as well as the compensation of our Chief Executive Officer and other executive officers. The Chief Executive Officer provides input to the Compensation Committee with respect to the individual performance and compensation recommendations for the other executive officers. The Compensation Committee is composed of at least three directors, all of whom have been determined by the Board of Directors to be “independent,” as defined by the New York Stock Exchange Listed Company Manual. During fiscal 2014, the Compensation Committee held 14 meetings. In making its compensation decisions, the Compensation Committee considered information from a wide range of sources, including outside advisors.

Subsequent to the end of fiscal 2014, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FWC”), an independent, third-party compensation consultant, to provide executive compensation advisory services for the Compensation Committee. No other services were provided by FWC to the Company or its affiliates. The decision to engage FWC was not made or recommended by management, and no conflicts of interest were raised by the engagement of FWC. FWC was tasked with reviewing the competitiveness of the Company’s current compensation levels for its top executives, including the named executive officers discussed below in “Compensation Discussion and Analysis” (except for Mr. Perry), and with developing a peer group for assessing competitiveness of compensation, providing feedback regarding competitiveness and appropriateness of compensation levels, suggesting changes to compensation levels if appropriate, and providing a framework for annual incentives. The substance of the report authored by FWC and presented to the Compensation Committee is discussed below under “Compensation Discussion and Analysis: V. Subsequent to July 28, 2014: General Compensation Philosophy.” The engagement of any compensation consultant rests exclusively with the Compensation Committee, which has sole authority to retain and terminate any compensation consultant or other advisor that it uses. The compensation committee has assessed the independence of FWC and concluded that no conflicts of interest exist that would prevent FWC from providing independent and objective advice to the compensation committee. In making these determinations, our compensation committee reviewed and considered all factors that could reasonably and negatively impact upon the FWC’s independence and provision of services, including those required under the New York Stock Exchange Listing Rules.

The Compensation Committee analyzes on an annual basis the actual or anticipated effect (including, as appropriate, a deterrent effect) that our compensation policies and practices have had or may have on our employees with respect to creating any excessive and undesirable risk-taking in the performance of their duties for us. The Compensation Committee then makes a determination, on an annual basis, as to whether any of our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on our Company. On August 26, 2014, the Compensation Committee reviewed our current compensation policies and practices and determined that they do not create any such risks. No changes to our compensation policies and practices have been made since the date of the Compensation Committee’s review.

The Compensation Committee seeks to discourage and deter inappropriate risk taking through the compensation programs it adopts and implements for our named executive officers and our employees generally. We believe that the compensation-related programs employed by us are consistent with those objectives and align our employees’ incentives for risk taking with the long-term best interests of our shareholders. These programs provide a holistic approach to compensation that provides a mix of fixed and variable compensation, with the variable component impacting both short-term cash compensation and long-term equity compensation.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee:

•	recommends the slate of director nominees for election to our Board of Directors;

•	identifies and recommends candidates to fill vacancies occurring between annual shareholder meetings;

•	reviews the composition of committees of the Board of Directors; and

•	monitors compliance with, reviews, and recommends changes to our various corporate governance policies and guidelines.

The committee also prepares and supervises the Board of Directors’ annual review of director independence and the Board of Directors’ annual self-evaluation. The Nominating and Corporate Governance Committee is composed of three directors, all of whom have been determined by the Board of Directors to be “independent,” as defined by the New York Stock Exchange Listed Company Manual. The Nominating and Corporate Governance Committee held 7 meetings in fiscal 2014.

The Nominating and Corporate Governance Committee considers all qualified candidates for our Board of Directors identified by members of the Nominating and Corporate Governance Committee, by other members of the Board of Directors, by senior management and by our shareholders. The committee reviews each candidate including each candidate’s independence, skills and expertise based on a variety of factors, including the person’s experience or background in management, finance, regulatory matters, and corporate governance. Further, when identifying nominees to serve as director, while we do not have a policy regarding the consideration of diversity in selecting directors, the Nominating and Corporate Governance Committee seeks to create a Board of Directors that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, and corporate governance. The Committee does not have any specific minimum qualifications but considers each candidate holistically in light of the current mix of experience, skills, and needs of the Board at the time of nomination. In addition, prior to recommending to the Board that an existing director be nominated for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director’s attendance and performance, length of service, experience, skills and contributions that the existing director brings to the Board of Directors, equity ownership in our Company and independence.

The committee follows the same process and uses the same criteria for evaluating candidates proposed by shareholders, members of the Board of Directors and members of senior management. Based on its assessment of each candidate, the committee recommends candidates to the Board of Directors. However, there is no assurance that there will be any vacancy on the Board of Directors at the time of any submission or that the Nominating and Corporate Governance Committee will recommend any candidate to the Board of Directors for nomination.

On August 21, 2014, the Nominating and Corporate Governance Committee discussed and approved its recommendation that the Board of Directors approve an eight-member slate, consisting of all of the directors elected by shareholders at the last annual meeting, for nomination in connection with the election of directors at the 2014 Annual Meeting. This recommendation was considered by the Board at a meeting on August 26, 2014. At that meeting, the Board of Directors also considered an alternative proposal for a six member slate, which would not have included Mr. Leary and Mr. Schlumberger. The Board of Directors ultimately determined to reconvene on August 28, 2014 for additional discussion of the two proposals. At the August 28, 2014 meeting, the Board of Directors voted on the recommendation of the Nominating and Corporate Governance Committee, which was not adopted. The Board of Directors then voted on the proposed six-member slate for election at the 2014 Annual Meeting, which was adopted by a majority of the Board of Directors. Both Mr. Leary and Mr. Schlumberger elected to tender their resignations from the Board of Directors following the adoption of the six-member slate.

Shareholder Nominations

Shareholders who would like to propose a candidate may do so by submitting the candidate’s name, resume and biographical information to the attention of our Corporate Secretary. All proposals for nomination received by the Corporate Secretary will be presented to the committee for appropriate consideration. It is the policy of the Nominating and Corporate Governance Committee to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below. To submit a recommendation of a director candidate to the Nominating and Corporate Committee, a shareholder should submit the following information in writing, addressed to the Corporate Secretary of our Company at our main office:

1.	The name and address of the person recommended as a director candidate;

2.
All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to be named in the Proxy Statement as a nominee and to serve as a director if elected;

4.
As to the person making the recommendation, the name and address, as they appear on our books, of such person, and number of shares of our common stock owned by such person; provided, however, that if the person is not a record holder of our common stock, the person should submit his or her name and address along with a current written statement from the record holder of the shares that reflects the recommending person’s beneficial ownership of our common stock; and

5.	A statement disclosing whether the person making the recommendation is acting with or on behalf of any other person and, if applicable, the identity of such person.

DIRECTOR COMPENSATION

Executive officers of our Company or its subsidiaries who are also members of the Board of Directors do not receive any compensation specifically for their services as directors.

It has been our practice that upon appointment or election to the Board of Directors, each new director receives a grant of stock options vesting over three years. Those grants have ranged in size from 100,000 shares to 250,000 shares.

On May 27, 2011, the Board of Directors adopted a compensation policy for its outside directors, consisting of certain cash payments and an annual grant of an option to purchase 40,000 shares of our common stock at a price equal to the price at the close of business on the date of award, vesting in one year. The cash component of the director compensation is comprised of an annual retainer of $20,000 and $1,000 for attendance in person of a meeting of the Board of Directors. An outside director is also paid $500 for attendance in person at a committee meeting and $500 for telephonic attendance of a meeting of the Board of Directors. Instead of the $20,000 retainer, our lead independent director receives a $30,000 annual retainer. The Chairman of each of our committees receives an additional retainer as follows: Audit Committee, $7,500; Compensation Committee, $5,000; and Nominating and Corporate Governance Committee, $2,500.

On April 17, 2014, the Compensation Committee of the Board of Directors adopted a revision to the annual stock option grant portion of the compensation policy for outside directors, increasing the option amount to 60,000 shares, which will now vest over three years instead of over one year. No other changes were made to the policy.

The following table provides information about compensation paid to our non-employee directors during fiscal 2014 for their services as directors. The value of the securities issued reflects the aggregate grant date fair value computed in accordance with ASC Topic 718. While options were granted to these individuals as described below, because not all of these options have vested by the end of fiscal 2014 and the grant is subject to continued service on the Board of Directors, under generally accepted accounting principles, we recognize compensation expense for these grants over the vesting period.

Name (a)	Fees Paid or Earned in Cash (b)	Stock Awards (c)	Option Awards (d)	Non-Equity Incentive Plan Compensation (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation (g)	Total (h)
Herman E. Gettelfinger[1]	$31,500	$—	$105,550	$—	$—	$—	$137,050
Bob G. Gower [2]	3,563	—	842,718	—	—	—	846,281
Gerald E. Hannahs, Jr.[3]	53,250	—	105,550	—	—	—	158,800
Joseph T. Leary[4]	2,833	—	337,087	—	—	—	339,920
Merrill A. McPeak[5]	46,000	—	105,550	—	—	—	151,550
William B. Richardson[6]	2,333	—	674,174	—	—	—	676,507
Marceau N. Schlumberger [7]	39,000	—	329,169	—	—	—	368,169
Charles M. Stivers[8]	53,125	—	105,550	—	—	—	158,675
Don A. Turkleson[9]	36,750	—	158,325	—	—	—	195,075
____________________

1
Mr. Gettelfinger was granted options to purchase an aggregate of 40,000 shares of our common stock at an exercise price of $4.34 per share on July 17, 2013, with a one year vesting schedule. This option was amended to be allowed to vest in Mr. Gettelfinger’s estate subsequent to our fiscal year end. The aggregate number of option and stock awards held by Mr. Gettelfinger includes vested options to purchase 100,000 shares of common stock at $5.94 per share expiring in April 2020, vested options to purchase 40,000 shares of common stock at an exercise price of $5.89 that expire in May 2021, vested options to purchase 40,000 shares of common stock at $3.84 per share expiring in July 2022 and an unvested option to purchase 40,000 shares of our common stock exercisable at $4.34 which expires in July 2023. Mr. Gettelfinger passed away on May 17, 2014, and these shares will remain exercisable by his estate for a period of six months or one year, depending upon whether they were granted under the 2010 Plan or 2011 Plan.

2
Dr. Gower was granted options to purchase an aggregate of 250,000 shares of our common stock at an exercise price of $5.29 per share on April 17, 2014, vesting over three years. The aggregate number of option and stock awards held by Dr. Gower includes unvested options to purchase 250,000 shares of our common stock at an exercise price of $5.29 per share that expire in April 2024, and an unvested option to purchase 60,000 shares of our common stock at an exercise price of $5.68 that vests over three years and expires in July 2024.

3
Mr. Hannahs was granted options to purchase an aggregate of 40,000 shares of our common stock at an exercise price of $4.34 per share on July 17, 2013, with a one year vesting schedule. The aggregate number of option and stock awards held by Mr. Hannahs includes a vested option to purchase 66,667 shares of our common stock at an exercise price of $3.84, a vested option to purchase 40,000 shares of our common stock at an exercise price of $4.34 which expires in July 2023, an unvested option to purchase 33,333 shares of our common stock at an exercise price of $3.84 that expires in July 2023, and an unvested option to purchase 60,000 shares of our common stock at an exercise price of $5.68 that vests over three years and expires in July 2024.

4
Mr. Leary was granted options to purchase an aggregate of 100,000 shares of our common stock at an exercise price of $5.29 per share on April 17, 2014, vesting over three years. The aggregate number of option and stock awards held by Mr. Leary includes unvested options to purchase 100,000 shares of our common stock at an exercise price of $5.29 per share that expire in April 2024, and an unvested option to purchase 60,000 shares of our common stock at an exercise price of $5.68 that vests over three years and expires in July 2024. Mr. Leary resigned from the Board of Directors on August 28, 2014, and his unvested options terminated in accordance with their own terms.

5
General McPeak was granted options to purchase an aggregate of 40,000 shares of our common stock an exercise price of $4.34 per share on July 17, 2013, with a one year vesting schedule. The aggregate number of option and stock awards held by General McPeak includes vested options to purchase 200,000 shares of common stock at $5.94 per share expiring in April 2020, options to purchase 100,000 shares of common stock at $4.98 per share expiring in July 2020, vested options to purchase 40,000 shares of common stock at an exercise price of $5.89 which expire in May 2021, options to purchase 40,000 shares of common stock at an exercise price of $3.84 that expire in July 2022, and an option to purchase 40,000 shares of common stock at an exercise price of $4.34 which expires in July 2023. General McPeak’s term on the Board of Directors ended on April 16, 2014.

6
Gov. Richardson was granted options to purchase an aggregate of 200,000 shares of our common stock at an exercise price of $5.29 per share on April 17, 2014, vesting over three years. The aggregate number of option and stock awards held by Gov. Richardson includes unvested options to purchase 200,000 shares of our common stock at an exercise price of $5.29 per share that expire in April 2024, and an unvested option to purchase 60,000 shares of our common stock at an exercise price of $5.68 that vests over three years and expires in July 2024.

7
Mr. Schlumberger was granted options to purchase 100,000 shares of our common stock at an exercise price of $5.28 on July 25, 2013, vesting over three years. The aggregate number of option and stock awards held by Mr. Schlumberger includes vested options to purchase 33,334 shares of common stock at $5.28 expiring in July 2023, and unvested options to purchase 66,666 shares of common stock at $5.28 expiring in July 2023, and an unvested option to purchase 60,000 shares of our common stock at an exercise price of $5.68 that vests over three years and expires in July 2024. Mr. Schlumberger resigned from the Board of Directors on August 28, 2014, and his unvested options terminated in accordance with their own terms.

8
Mr. Stivers was granted options to purchase an aggregate of 40,000 shares of our common stock an exercise price of $4.34 per share on July 17, 2013, with a one year vesting schedule. The aggregate number of option and stock awards held by Mr. Stivers includes vested options to purchase 100,000 shares of common stock at $5.94 per share expiring in April 2020, vested options to purchase 40,000 shares of common stock at an exercise price of $5.89 which expire in May 2021, vested options to purchase 40,000 shares of common stock at an exercise price of $3.84 that expire in July 2022, and vested options to purchase 40,000 shares of common stock at an exercise price of $4.34 which expire in July 2023, and an unvested option to purchase 60,000 shares of our common stock at an exercise price of $5.68 that vests over three years and expires in July 2024.

9
Mr. Turkleson was granted options to purchase an aggregate of 60,000 shares of our common stock an exercise price of $4.34 per share on July 17, 2013, with a one year vesting schedule. The aggregate number of option and stock awards held by Mr. Turkleson includes vested options to purchase 100,000 shares of common stock at $5.25 per share expiring in January 2021, vested options to purchase 40,000 shares of common stock at an exercise price of $5.89 which expire in May 2021, vested options to purchase 40,000 shares of our common stock exercisable at $3.84 that expire in July 2022, and vested options to purchase 60,000 shares of common stock at an exercise price of $4.34 which expire in July 2023. Mr. Turkleson’s term on the Board of Directors ended on April 16, 2014.

AUDIT COMMITTEE REPORT

Report of the Audit Committee of the Board of Directors

The primary function of the Audit Committee is to assist the Board of Directors in its oversight of our financial reporting processes. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent auditors are responsible for expressing an opinion as to the conformity of our consolidated financial statements with U.S. generally accepted accounting principles and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

With respect to fiscal 2014, in addition to its other work, the Audit Committee:

•	reviewed and discussed with management our audited consolidated financial statements as of April 30, 2014 and the year then ended;

•
discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 16, “Communication with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board; and

•
received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence and determined that the provision of non-audit services was compatible with maintaining auditor independence.

The Audit Committee recommended, based on the review and discussion summarized above, that the Board of Directors include the audited consolidated financial statements in the fiscal 2014 Form 10-K for filing with the SEC.

Audit Committee of the Board of Directors of Miller Energy Resources, Inc.[1]

/s/ Bob G. Gower, Chairman
/s/ Joseph T. Leary
/s/ Charles Stivers

1	Committee members on the date of the report

EXECUTIVE OFFICERS

The following individuals are our executive officers. Executive officers of our Company are appointed by the Board of Directors and serve at the pleasure of the Board.

Name	Positions
Scott M. Boruff	Chief Executive Officer
Deloy Miller	Executive Chairman and former Chief Operating Officer (until July 2013)
David J. Voyticky	Former President (until August 2014) and former Acting Chief Financial Officer (until February 2014)
John M. Brawley	Chief Financial Officer (beginning February 2014)
David M. Hall	Chief Operating Officer of the Company (beginning July 2013) and Chief Executive Officer of Cook Inlet Energy, LLC
Kurt C. Yost	Senior Vice President and General Counsel

Scott M. Boruff, Age 51. For information regarding Mr. Boruff, please see “Board of Directors-Nominees” which appears earlier in this Proxy Statement.

Deloy Miller, Age 67. For information regarding Mr. Miller, please see “Board of Directors-Nominees” which appears earlier in this Proxy Statement.

David J. Voyticky, Age 45. Mr. Voyticky was a member of the Company’s Board of Directors from April 2010 to April 2014, President from June 2011 to August 2014 and was Acting Chief Financial Officer from September 2011 to February 2014. Mr. Voyticky resigned from his employment with us on August 12, 2014. Mr. Voyticky has provided strategic and financial counsel to U.S. and international companies for more than 15 years and has served on the Boards of several natural resources companies. He advised multinational corporations in mergers, acquisitions and financing while working at Goldman, Sachs & Co., Houlihan Lokey Howard & Zukin Capital, Inc., and J.P. Morgan. From August 2005 to June 2011, he served as an independent consultant to high-growth companies. He has served on the boards of Best Energy Services, Genesis Biopharma, and Mosquito Consolidated Gold Mines, Ltd. Mr. Voyticky received a Bachelor of Arts degree in Philosophy from Pomona College, a Masters in International Policy and Economics from the Ford School at the University of Michigan, and a J.D. and a M.B.A. from the University of Michigan.

John M. Brawley, Age 32. Mr. Brawley was hired as our Chief Financial Officer in February 2014. He has significant experience in corporate finance, specializing in the energy industry. Mr. Brawley was previously a consultant for the Company, starting in November of 2013, and he managed both the February refinancing of the Company’s credit facility with Apollo and Highbridge and our entry into our reserve-based revolving bank loan with KeyBank. From 2010 to 2013, Mr. Brawley was a consultant with Guggenheim Partners, a diversified financial services firm with more than $190 billion of assets under management, where he managed their mezzanine energy portfolio as the co-head of the Houston office and provided energy expertise for Guggenheim's high yield and syndicated loan portfolios. Prior to Guggenheim Partners, Mr. Brawley worked directly for the CFO of ATP Oil & Gas as a consultant from 2007 to 2009, and was a financial analyst at Lehman Brothers in their energy investment banking practice in 2006. Mr. Brawley received a B.A. in Economics and Biological Sciences and an M.B.A., with a concentration in accounting and finance, from Rice University.

David M. Hall, Age 45. Mr. Hall has served as a director and as Chief Executive Officer of CIE since December 2009 and as the Company’s Chief Operating Officer since July 2013. He has worked with the Company’s Alaska assets since construction began in 1991, and has more than a decade of comprehensive experience in Alaska with the oil and gas business, having served as Vice President and General Manager of Alaska Operations for Pacific Energy Resources Ltd. from January 2008 to December 2009. Prior to his experience at Pacific Energy Resources, Mr. Hall led Alaska operations for Forest Oil as its Production Manager, and served as the Production Foreman from 2000 to 2007.

Kurt C. Yost, Age 42. Mr. Yost was hired as our Senior Vice President and General Counsel in May 2012. He has more than 16 years of corporate and commercial law experience. From April 2011 to May 2012, Mr. Yost was General Counsel for Northrock Partners, a startup nutritional supplement manufacturer and distribution company. From March 2010 to March 2011, he was in-house counsel and later General Counsel at Max International, LLC, a nutraceutical manufacturing and distribution company. He worked at several law firms in New York City from September 1997 to March 2010, including Pepper Hamilton LLP (July 2007 to March 2010), Allen & Overy LLP (April 2003 to January 2006), Bingham McCutchen LLP (February 2001 to April 2003) and Mayer Brown LLP (September 1997 to February 2001). While at these firms, Mr. Yost represented many of their largest corporate clients on a variety of matters ranging from corporate financings to mergers & acquisitions. He is a contributing author to the treatise, “Securities Practice and Electronic Technologies,” (John R. Hewitt and James B. Carlson, eds. (2006)). Mr. Yost received a J.D. from the University of Virginia School of Law, and graduated summa cum laude from Temple University, with a B.B.A. in Economics and Finance. He is admitted to practice law in New York and is admitted as an in-house counsel in Tennessee. He has also been admitted to practice law in the State of Utah, though that license is inactive at present.

In addition to the Executive Officers as set forth above, we provide information regarding another key employee of Cook Inlet Energy, LLC (“Cook Inlet Energy” or “CIE”), a wholly-owned subsidiary of the Company, Mr. Conrad Perry, CIE’s Vice President and Drilling Manager.

Conrad Perry, Age 61. Mr. Perry has served as Vice President and Drilling Manager for Cook Inlet Energy since March 2013. Mr. Perry brings over 35 years of experience to our operations, including twenty years spent as a drilling and project consultant to Pioneer Natural Resources, PRA, Shared Services Drilling, and Anadarko Petroleum, among others. Mr. Perry was Drilling Superintendent for the CINGSA 5 well drilling project in Kenai, Alaska, and worked as a Drilling Coordinator for Stat Oil on their Chukchi Sea Drilling Program. Mr. Perry received a B.S. in Mechanical Engineering from the University of Southern California.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, as well as considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

This Compensation Discussion and Analysis provides information about the fiscal 2014 and fiscal 2015 compensation programs for our fiscal 2014 named executive officers, including:

•	Scott M. Boruff, Chief Executive Officer, our principal executive officer;

•	David J. Voyticky, our former President (until August 2014) and former Acting Chief Financial Officer, our principal financial officer (until February 2014);

•	John M. Brawley, Chief Financial Officer, our principal financial officer (since February 2014);

•	Deloy Miller, our Executive Chairman and former Chief Operating Officer (until July 2013);

•	David M. Hall, our Chief Operating Officer (since July 2013) and the Chief Executive Officer of Cook Inlet Energy;

•	Kurt C. Yost, our Senior Vice President and General Counsel; and

•	Conrad Perry, Cook Inlet Energy’s Vice President and Drilling Manager.

I.    Our Decision-Making Climate: Fiscal 2014 Corporate Performance

During fiscal 2014, we began our aggressive sidetrack program on the Osprey Platform and gained production from RU-1A, RU-2A, and RU-5B. Our revenues increased by 103% to $70.6 million compared to $34.8 million in the previous fiscal year, which was primarily due to increased production as a result of five new wells coming online and our acquisition of the North Fork Unit. Total net production, excluding natural gas produced and used as fuel gas, was 816,986 barrels of oil equivalent (“BOE”) in fiscal 2014 compared to 317,606 BOE for fiscal 2013.

In fiscal 2014, our total capital expenditures were $167.9 million. These expenditures included our acquisition of the North Fork Unit, and the purchase of a new drilling rig. We entered into an agreement to acquire the North Fork Unit in the Cook Inlet region and Anchor Point Energy, LLC for $65.0 million subject to customary adjustments, with approximately $5.0 million paid in our Series D Preferred Stock (213,586 shares).We entered into an option to purchase a land-based drilling rig from Baker Process, Inc., which we exercised on May 5, 2014 by entering into a definitive agreement to purchase the rig for $3.3 million. The 2400 HP rig, which we have named Rig 36, will require approximately $5.0 million to $8.0 million of improvements and will be first used to drill our Sabre prospect.

In addition, on February 6, 2014, we signed an agreement with Tesoro Alaska Company (“Tesoro”) and its affiliate the Trans-Foreland Pipeline Company, LLC (“TFPC”), to build a new transportation pipeline. This agreement, the Trans-Foreland Pipeline Development Agreement, allows for the construction of the Trans-Foreland Pipeline to connect our Kustatan Production Facility on the west side of the Cook Inlet to the Kenai Pipe Line Company tank farm on the east side. Completion of the pipeline would provide numerous advantages to us, including a reduction in both transportation costs and delays associated with shipping oil across the Cook Inlet to Tesoro’s facilities. The cost to construct the pipeline would be borne by TFPC, with our Company contributing services, certain permits, and agreeing to sell to TFPC connecting pipeline systems and related assets on the west side of the Cook Inlet on or before December 31, 2015 in the event TFPC and/or Tesoro elect to pursue the project to completion. We also have certain rights to require the project at cost in the event that they elect not to continue it to completion.

Our financial situation improved as well, as we refinanced our prior senior credit facility with Apollo and entered into a new credit facility with Apollo and Highbridge Capital Strategies. Proceeds from the new $175.0 million term credit facility were used to repay the previously existing credit facility, repay all obligations to Miller Energy Income 2009-A, LP, acquire the North Fork properties and provide working capital.

We also raised funds through our Series C Preferred Stock and newly designated Series D Preferred Stock. Our Series C Preferred Stock and Series D Preferred Stock are listed on the NYSE under the symbol “MILLprC” and “MILLprD” respectively.

We added personnel to our corporate team to improve our financial reporting and internal controls, including the addition of Mr. Brawley as Chief Financial Officer.

Finally, subsequent to our fiscal year end, we entered into an agreement to acquire another drilling rig, now designated as Rig 37, for $7.0 million, and into a $250.0 million credit agreement for our first lien reserve-based revolving bank loan with KeyBank National Association (“KeyBank”), as administrative agent, and KeyBank, CIT Finance LLC, Mutual of Omaha Bank and OneWest Bank, N.A., as lenders. The revolving loan facility had an initial borrowing base of $60.0 million.

II.    Overview

We provide information below regarding the compensation for our named executive officers for three distinct periods: (1) May 1, 2013 to July 17, 2013 (as to base salaries only); (2) July 17, 2013 to July 28, 2014; and (3) July 29, 2014 forward. These periods differ from our fiscal year because our Compensation Committee generally reviews our executive compensation program during the first quarter of our fiscal year, after our year end results are available, and prior to the deadline to set executive compensation metrics that comply with Section 162(m) of the Internal Revenue Code. Therefore, the compensation program for each fiscal year generally differs from the first quarter of our fiscal year (the period between May 1 and July 31) as compared to the remainder of the fiscal year (August 1 through April 30). However, where we report amounts paid to our named executive officers in the tables and narrative disclosure below, we are reporting the actual amounts paid out over the fiscal year from May 1 to April 30, in accordance with SEC rules.

III.     July 28, 2014 and Prior: General Compensation Philosophy

Objectives, Elements, Design

The Company has seen significant growth and change in the past five fiscal years. Because of this growth, our compensation program has evolved during this time. The objectives of our compensation program are to attract, motivate, and retain the key executives who drive our success. Our Compensation Committee reviews the effectiveness and competitiveness of this program on an ongoing basis. Our shareholders voted to approve the executive compensation program at our 2013 annual meeting held on April 16, 2014, and accordingly, the Compensation Committee has continued to consider the same elements of compensation in our executive compensation program.

Each named executive officer’s compensation package is comprised of the following elements:

•	Base salary

•	Incentive-based bonus

•	Long term stock-based incentives

•	Other benefits, including health and life insurance, or car allowances or use of a Company vehicle.

Our compensation program is designed to meet our objectives of attracting, motivating and retaining our named executive officers through a compensation package that:

•	provides competitive total compensation including stock-based compensation, encouraging our executive officers to act as owners with an equity stake in the Company;

•	provides a significant portion of total compensation linked to performance that we believe will incentivize the creation of long-term shareholder value;

•	differentiates rewards based on the executive officer’s contributions to our performance;

•	enhances retention by having a significant percentage of executive officer total compensation subject to multi-year vesting; and

•	does not encourage unnecessary and excessive risk taking.

This program is designed to reward our named executive officers for performance that is in the best interest of our shareholders and meets the specific goals for each named executive officer set by the Compensation Committee each year. It also incentivizes our named executive officers to continue their employment with us, and encourages them to think long term with respect to the Company’s development and operations.

Generally, the Compensation Committee meets during the first quarter of the fiscal year to determine whether to award incentive compensation for the fiscal year that has just been completed. At that meeting, base salaries and long term stock-based incentive awards are usually considered. Bonuses and incentive stock grants were considered in the context of our fiscal 2013 performance and were determined in a meeting in June 2013, with compensation packages for the 2014 fiscal year determined in a subsequent meeting in July 2013. A similar procedure was followed in early fiscal 2015, with initial meetings held to determine fiscal 2014 bonuses and later meetings held to review our existing compensation program and to design and adopt a new compensation program for fiscal 2015.

Benchmarking: Peer Companies

We compete with other independent oil and gas exploration companies and small and mid-market capitalization U.S. companies for senior executive talent. While each executive’s salary and other terms of his compensation are negotiated individually upon hire and periodically over the course of employment, we try to establish similar terms across our executives’ compensation packages. Seeking to hire and to retain exceptional talent, we try to keep our compensation packages in line with the top 20% of companies within the oil and gas exploration markets, though the Compensation Committee has decided to make exceptions where it believed warranted in its business judgment. The Compensation Committee uses executive compensation benchmarking as a holistic market check, and in fiscal 2011, we reviewed the market competitiveness of our executive compensation relative to industry peers in order to provide a baseline for our named executive officers’ compensation. The following list identifies the companies the Compensation Committee included in this peer group during the review in fiscal 2011:

Abraxas Petroleum Corp., Approach Resources, Inc., ATP Oil & Gas Corp., Berry Petroleum Co., Bill Barrett Corp., BPZ Resources, Inc., Breitburn Energy Partners L.P., CAMAC Energy Inc., Carrizo Oil & Gas Inc., Clayton Williams Energy Inc., Comstock Resources Inc., Contango Oil & Gas Co., Delta Petroleum Corp., Dorchester Minerals LP, Encore Energy Partners LP, Endeavour International Corporation, Energy Partners Ltd., EV Energy Partners LP, FX Energy Inc., GeoResources, Inc., Goodrich Petroleum Corp., Gulfport Energy Corp., Harvest Natural Resources Inc., Houston American Energy Corp., Hyperdynamics Corporation, Kodiak Oil & Gas Corp., Legacy Reserves LP, Magnum Hunter Resources Corp., McMoRan Exploration Co., North European Oil Royalty Trust, Northern Oil and Gas, Inc., Panhandle Oil and Gas Inc., Penn Virginia Corp., Petroleum Development Corporation, PetroQuest Energy Inc., Resolute Energy Corporation, Rex Energy Corporation, Rosetta Resources, Inc., Stone Energy Corp., Swift Energy Co., TransAtlantic Petroleum Ltd., Vaalco Energy Inc., Vanguard Natural Resources, LLC, Venoco, Inc., W&T Offshore Inc., Warren Resources Inc.

These companies were selected by the Compensation Committee to represent a broad selection of oil and gas exploration and development companies comparable in market capitalization and overall risk profile to our Company.

Decision-Making Process

The Compensation Committee sets and reviews the overall goals of our executive compensation program and the elements of the program, including the mix of cash and stock-based compensation and the mix of short-term and long-term compensation, to determine whether they are appropriate, properly coordinated, and achieve their intended purposes. From time to time, the Compensation Committee may make modifications or revisions to existing compensation plans and adopt new plans. Once the results of the previous fiscal year are available for review, which usually occurs in the first quarter of the subsequent fiscal year, the Compensation Committee meets for the purposes of:

•	Designing our Compensation Program. Establishing the overall design and governance of our executive compensation program.

•	Reviewing Performance for Prior Fiscal Year. Adjusting base salary and approving actual incentive awards based on each executive officer’s performance for the just-completed fiscal year.

•	Setting Compensation Opportunities for Current Fiscal Year. Determining future compensation targets and maximum awards for our executive officers for a fiscal year.

The following table depicts the roles of management, the Compensation Committee, and our Board of Directors in recommending or approving actions relating to the compensation of our executive officers.

Action	For the Chief Executive Officer	For Other Executive Officers
Design compensation program	Compensation Committee	Compensation Committee
Establish target and maximum Incentive Plan awards	Compensation Committee	Compensation Committee
Performance appraisal	Compensation Committee	Chief Executive Officer
Recommend base salary adjustments	Compensation Committee	Chief Executive Officer and Compensation Committee
Approve base salary adjustments	Compensation Committee	Board of Directors
Recommend Incentive Plan awards (including cash bonuses)	Compensation Committee	Chief Executive Officer and Compensation Committee
Approve Incentive Plan awards (including cash bonuses)	Compensation Committee	Board of Directors

Risk-Limiting Factors

The Compensation Committee has determined that the structure of our compensation program for executive officers does not incentivize unnecessary or excessive risk taking. The base salary component of compensation does not encourage risk-taking because it is a fixed amount. The incentive awards for fiscal 2014 had the following risk-limiting characteristics:

•
Cash bonus awards to each executive officer for fiscal 2014 took into account the executive’s base salary, performance, stock performance of the Company relative to peers, and whether the executive met specific goals set by the Compensation Committee, such as compliance with legal, risk, safety, environmental and regulatory requirements, maintaining appropriate capitalization and cash flow for the Company, and avoiding excess leverage, achieving a minimum $7.60 per share as stock price of April 30, 2014, and achieving a 5,000 barrels of oil equivalent per day minimum production level from February 1, 2014 to April 30, 2014.

•	Awards would be made based on a review of a variety of indicators of performance, thus diversifying the risk associated with any single indicator of performance.

•
The Board of Directors does not believe that the market currently recognizes the value of our infrastructure and mid-stream assets and potential reserves in Alaska in our stock price, and that as additional production comes online, the market will recognize the value of our infrastructure and mid-stream assets and potential reserves. As such, the Board concluded that the target prices tied to the vesting of certain options to our executive officers were achievable without unnecessary risk taking by the executive officers or the Company. In addition, the Board believed that the best way to align management’s interests with those of our shareholders was to deliver a substantial portion of their compensation contingent on the achievement of certain share price points as the achievement of these targets benefits all shareholders.

•
The Compensation Committee retained negative discretion with respect to the incentive cash bonuses resulting in its ability to determine that the executive officers may not receive the incentive cash bonuses if at the end of fiscal 2014 the Committee determined it is appropriate to reduce or eliminate the bonuses based upon the Company’s failure to comply with legal or regulatory requirements, other failures by the executive to maintain or uphold adequate safety or environmental standards or the Company’s cost of capital or capital structure being unsatisfactory. The Compensation Committee also previously retained negative discretion with respect to the grant of options to the named executive officers. As these options would no longer be granted to the named executive officers, in accordance with the Agreed Reduction (discussed below), the discretion to reduce these awards was no longer required at the time of assessment.

IV.    Fiscal 2014: Base Salary and Annual Incentive Bonuses

Base Salaries

A competitive base salary for each of our employees is essential to our ability to compete with other independent oil and gas exploration companies and small and mid-market capitalization U.S. companies in attracting and retaining senior executive talent. The Compensation Committee sets base salaries at hiring and reviews base salaries by considering the following:

•
The scope and complexity of the responsibilities of each position; the training, knowledge, and experience required to perform the job; the recruiting challenges and opportunities associated with the position; the risks and opportunities associated with hiring at the higher and lower ranges of the position skill sets; the expected autonomy of the job; and for current executives, the Company-specific experience, seniority, performance, and compatibility; and

•	The fiscal 2011 benchmarking process described above; and where applicable, industry or position specific surveys.

The Compensation Committee reviews base salaries annually, usually at the same time as the determination of incentive compensation bonuses.

For fiscal 2013 and a portion of the first quarter of fiscal 2014, the following named executive officers had the following annualized base salaries, established in prior agreements with these executives:

•	Mr. Boruff - $500,000

•	Mr. Voyticky - $475,000

•	Mr. Miller - $205,000

•	Mr. Hall - $205,000

•	Mr. Yost - $175,000

Early in fiscal 2014, the following named executive officers each received increases to their base salaries, resulting in the following annualized base salaries becoming effective as of July 17, 2013:

•	Mr. Boruff - $795,000

•	Mr. Voyticky - $750,000

•	Mr. Miller - $375,000

•	Mr. Hall - $375,000

•	Mr. Yost - $300,000

The increases in base salary for these named executives were based on the Compensation Committee’s determination that:

•
accomplishments in fiscal 2013 and prior fiscal years are expected to lead to significant gains in shareholder value in fiscal 2014 and beyond, including the expansion of operations and increases in production experienced in early fiscal 2014, management’s obtaining financing necessary to drill our reserves, which has the potential to substantially increase production in fiscal 2014 and transform the Company;

•
given the work needed on capital raising and drilling/rework operations activity in fiscal 2014, the Board of Directors deemed it important to appropriately and fairly compensate and incentivize management;

•
with respect to Mr. Voyticky, because his role in the Company had in prior years been vital to the Company’s capital raising efforts and operational results, and because he held a significant and prominent leadership role within the Company and as a spokesman for the Company with investors and the markets generally;

•
the newly negotiated employment agreements each had a term of one year without any automatic renewal or “evergreen” provision, and thus salaries could be adjusted downward in future periods if the expected gains were less than anticipated; and

•
in the course of negotiating the fiscal 2014 compensation package, the named executive officers agreed to substantial conditions on all bonus and incentive awards, including a 5,000 barrel of oil equivalent production target and share price performance requirements in connection with receiving cash incentives and separate share price performance targets in connection with receiving long term incentives, each as more fully described below.

Mr. Perry receives a salary of $350,000 in accordance with his employment agreement. Mr. Brawley was hired in February 2014, and receives a salary of $350,000 in accordance with his employment agreement.

Incentive Compensation Bonuses

Following the end of fiscal 2013, the Compensation Committee devoted several meetings in the first quarter of fiscal 2014 to a comprehensive discussion of all executive officers’ performance and long-term potential. The meetings were attended by the members of the Compensation Committee, Mr. Boruff, and Mr. Yost, though some were held in executive session, with only committee members present. The Compensation Committee also reviewed information prepared by our senior management that set forth each executive officer’s historical earnings, the value of outstanding and unvested equity awards, current holdings of shares of Company common stock, any perquisites and benefits, and, if applicable, any potential severance payments and benefits. Based on its discussions at these meetings and recommendations from Mr. Boruff, the Compensation Committee established the target amount of each executive officer’s incentive award for fiscal 2014 and any base salary adjustments for fiscal 2014 after considering an evaluation of the executive officer’s performance for the just-completed fiscal year, as prepared and presented by Mr. Boruff. Mr. Boruff did not make recommendations on his own compensation.

The Compensation Committee also used the meetings to set compensation opportunities for our executive officers for fiscal 2014. In addition to the base salaries set forth above, the fiscal 2014 compensation program included two incentive bonus programs: the Cash Incentive Bonus Program, and the Equity Bonus Program. On March 10, 2014, in response to the concerns raised by certain shareholders with Mr. Boruff that the potential equity awards included in the Equity Bonus Program could be excessively dilutive if the relevant metrics were met, the named executive officers, the Compensation Committee and the Board agreed to eliminate all grants of options for fiscal 2014 included in the Equity Bonus Program (the “Agreed Reduction”). As a result none of these options would have been granted to the named executive officers whether or not earned under the terms of their respective employment agreements with the Company.

No payments would be made under the Cash Incentive Bonus Program or the Equity Bonus Program unless the Company’s average daily production for the fourth quarter of fiscal year 2014 was greater than 5,000 barrels of oil equivalent per day (using the ratio of one barrel of crude oil, condensate or natural gas liquids to six thousand cubic feet of natural gas) (the “Production Condition”). In addition, no payment would be made under the Cash Incentive Bonus Program unless the closing price of the Company’s common stock on the New York Stock Exchange on April 30, 2014 was $7.60 or greater. The Compensation Committee retained its negative discretion to reduce any bonuses paid under either the Cash Incentive Bonus Program or the Equity Bonus Program. Except as disclosed below, a participant must have been employed by the Company on April 30, 2014 in order to have received a bonus under the Cash Incentive Bonus Program or the Equity Bonus Program.

The Cash Incentive Bonus Program

The Cash Incentive Bonus Program was a cash bonus program for our named executive officers which built on our past practice of designating certain peer companies against whose common stock we measure our common stock’s performance.

If the conditions to payment were satisfied, each participant in the Cash Incentive Bonus Program would be entitled to receive a cash bonus equal to a percentage of his base salary for fiscal year 2014. The amount of bonus payable under the Cash Incentive Bonus Program would depend upon the extent to which the closing share price for the Company’s common stock as reported on the New York Stock Exchange for the period beginning on May 1, 2013 through April 30, 2014, outperformed, on an annual return basis, the share price for the common stock of the Peer Companies (defined below) over that same time period.

“Peer Companies” means publicly-traded companies included in the SunTrust Small Cap Index, but excluding any companies on that list which cease to be publicly traded on or before April 30, 2014. “SunTrust Small Cap Index” means the list of oil and natural gas exploration and production companies with a market capitalization of less than $1 billion as prepared by SunTrust Robinson Humphrey in their S&P Sector Comparison as of July 15, 2013. This peer group was selected for compensation analysis because it represents the most probable competitors to the Company in the market for executive talent.

The bonus payments made under the Cash Incentive Bonus Program were to be determined as follows:

	Percentage of Peer Companies on the SunTrust Small Cap Index that the Company outperforms from May 1, 2013 through April 30, 2014
	55% or fewer	Greater than 55% up to 65%	Greater than 65% up to 75%	Greater than 75% up to 80%	Greater than 80% up to 90%	Greater than 90%
Officer and Title	Bonus Payable Under the 2014 Cash Bonus Program
	(as a percentage of base salary for fiscal year 2014)
Scott Boruff, Chief Executive Officer	0%	50%	100%	150%	250%	300%
David Voyticky, President and Acting Chief Financial Officer	0%	50%	100%	150%	250%	300%
Deloy Miller, Chairman	0%	50%	75%	100%	125%	150%
David Hall, Chief Operating Officer	0%	50%	60%	100%	125%	150%
Kurt Yost, Senior Vice President and General Counsel	0%	50%	60%	100%	125%	150%

The Compensation Committee retained the discretion to reduce payments made under the Cash Incentive Bonus Program based upon the Company’s regulatory compliance, safety and environmental record and the Company’s cost of capital and capital structure.

As required by the charter of the Compensation Committee, the Cash Incentive Bonus Program was voted on and approved by a Subcommittee (as defined below). The decisions of that Subcommittee were then approved by a vote of the Compensation Committee and later by a vote of the full Board.

The Equity Bonus Program

Although eliminated as a result of the Agreed Reduction, subsequent to our 2013 fiscal year end, in connection with our new executive compensation plan and new executive employment agreements, additional long term incentive awards were granted to our named executive officers under the Equity Bonus Program at the recommendation of the Compensation Committee. As required by the charter of the Compensation Committee, the Equity Bonus Program was voted on and approved by a subcommittee of the members of the Compensation Committee who met the definition of “outside directors” for purposes of Section 162(m) of the Internal Revenue Code (the “Subcommittee”). The decisions of the Subcommittee were then approved by a vote of the Compensation Committee and later by a vote of the full Board of Directors.

Prior to the Agreed Reduction, the amounts that would have been awarded to the named executive officers would have been as follows:

Officer and Title	Number of Options to be Granted (Amount after the Agreed Reduction)
Scott Boruff, Chief Executive Officer	3,000,000 (0)
David Voyticky, President and Acting Chief Financial Officer	3,000,000 (0)
Deloy Miller, Chairman	499,998 (0)
David Hall, Chief Operating Officer	499,998 (0)
Kurt Yost, Senior Vice President and General Counsel	300,000 (0)

These options would only have vested if (i) the 5,000 barrels of oil equivalent per day Production Condition had been met, and (ii) the following pricing conditions had been met:

1.
One-third of the options would have vested if the closing share price for the Company’s common stock as reported on the New York Stock Exchange had exceeded $8.00 for at least 20 trading days during fiscal year 2014.

2.
To the extent not previously vested under tranche 1 above, two-thirds of the options would have vested if the closing share price for the Company’s common stock as reported on the New York Stock Exchange had exceeded $10.00 for at least 20 trading days during fiscal year 2014.

3.
To the extent not previously vested under tranches 1 and 2 above, the options would have vested in full if the closing share price for the Company’s common stock as reported on the New York Stock Exchange had exceeded $12.00 for at least 20 trading days during fiscal year 2014.

The Compensation Committee adopted the compensation program for Mr. Boruff, and recommended the compensation program for the remaining executive officers to the Board on July 29, 2013. The Board subsequently adopted the compensation programs for Messrs. Voyticky, Miller, Hall, and Yost later in the same session.

Voting on the Compensation Plan for the Named Executive Officers

The Compensation Committee had voted to approve a prior proposed compensation package on or about July 19, 2013 (the “July 19 Proposal”). However, subsequently, internal and external counsel determined that this earlier plan would not have been compliant with Section 162(m) of the Internal Revenue Code (as the performance-based elements of it were not all duly passed on by the Subcommittee) and was not fully effective under the charter of the Compensation Committee and the Company’s Bylaws and, in addition, Mr. Boruff’s proposed employment agreement was not then effective. In order to consider and approve a revised plan in compliance with Section 162(m) and in light of General McPeak’s unavailability due to overseas travel, it was necessary to add an additional director who would qualify as an “outside director” for 162(m) purposes.

On July 25, 2013, the Board expanded the size of the Board to 10 directors and elected Marceau Schlumberger to the Board. Mr. Schlumberger was appointed to the Compensation Committee and was immediately provided materials for review prior to a meeting of the Compensation Committee on July 29, 2013. At this meeting, the Compensation Committee revisited the compensation package and developed a revised compensation plan (the “July 29 Plan”). This July 29 Plan was later modified by the Agreed Reduction (as so modified, the “Modified July 29 Plan”). The July 29 Plan included the incentive payments, option grants and base salaries for the named executive officers for fiscal 2014 as described above (without modification by the Agreed Reduction) and elsewhere in this Proxy Statement.

The Compensation Committee approval of the July 29 Plan was not unanimous. General McPeak was out of the country and did not participate in the July 29 meeting. Although General McPeak voted in favor of the July 19 Proposal, he did not approve of certain changes in the July 29 Plan which he did not have an opportunity to vote on. In later meetings of the Compensation Committee, he noted his objections to the July 29 Plan, in particular objecting to the compensation for Mr. Voyticky, the cost of the options to be issued under the July 29 Plan and their potentially dilutive effect.

Although many features of the July 19 Proposal were carried forward into the July 29 Plan, there were several significant differences which arose based on additional negotiations with management. The terms of the July 19 Proposal, which was ultimately not entered into by the Company, are discussed in more detail below.

Proposed Base Salaries for FY 2014

Under the July 19 Proposal, the named executive officers would have received the following salaries:

•Scott M. Boruff: $795,000
•David Voyticky: $475,000
•Deloy Miller: $300,000
•David M. Hall: $300,000
•Kurt C. Yost: $250,000

Proposed Cash Incentive Compensation for FY 2014

Under the July 19 Proposal, the cash bonus incentive compensation would have been structured as a percentage of the base salary of the named executive officer earned if the Company’s stock price outperformed, on a percentage basis, the share price for the common stock of a certain percentage of the Peer Companies, as follows.

	Proposed Percentage of Peer Companies on the SunTrust Small Cap Index that the Company outperforms from May 1, 2013 through April 30, 2014
	55% or fewer	Greater than 55% up to 65%	Greater than 65% up to 75%	Greater than 75% up to 80%	Greater than 80% up to 90%	Greater than 90%
Officer and Title	Bonus Payable Under the 2014 Cash Bonus Program
	(as a percentage of base salary for fiscal year 2014)
Scott Boruff, Chief Executive Officer	0%	50%	100%	150%	250%	300%
David Voyticky, President and Acting Chief Financial Officer	0%	50%	100%	150%	250%	300%
Deloy Miller, Chairman	0%	50%	75%	100%	125%	150%
David Hall, Chief Operating Officer	0%	50%	60%	100%	125%	150%
Kurt Yost, Senior Vice President and General Counsel	0%	50%	60%	100%	125%	150%

Under the July 19 Proposal, if the Company’s common stock price were to have fallen below $4.00 per share or lower by April 30, 2014, no cash bonuses would have been paid to any named executive officer. Under the July 29 Plan, the Company’s closing stock price must have been $7.60 or higher on April 30, 2014, and the Company’s average daily production for the fourth quarter of fiscal 2014 must have exceeded 5,000 barrels of oil equivalent in order for cash bonuses to be paid and the Compensation Committee must have agreed not to use its negative discretion to reduce or eliminate awards.

Proposed Equity Long Term Incentive Compensation for FY 2014

Under the July 19 Proposal, each of the named executive officers would have been granted a two-year option to purchase the Company’s common stock at an exercise price of $5.00 per share. Just as with the July 29 Plan, this grant would have been subject to shareholder approval of an increase in the number of shares available under the Company’s 2011 Plan. If these options did not vest in the relevant named executive officer on or before April 30, 2014, they would have terminated.

The number of options included in the July 19 Proposal were the same as those ultimately approved under the July 29, Plan except that Mr. Voyticky would have received an option to acquire only 1,000,000 shares rather than 3,000,000.

Officer and Title	Number of Options to be Granted under the July 19 Proposal
Scott Boruff, Chief Executive Officer	3,000,000
David Voyticky, President and Acting Chief Financial Officer	1,000,000
Deloy Miller, Executive Chairman	499,998
David Hall, Chief Operating Officer	499,998
Kurt Yost, Senior Vice President and General Counsel	300,000

Under the July 19 Proposal, as under the original July 29 Plan (prior to the July 29 Plan being modified by the Agreed Reduction):

•
one-third of the options would have vested on the earliest date on which the closing share price for the Company’s common stock as reported on the New York Stock Exchange had exceeded $8.00 for at least 20 trading days during the 2014 fiscal year;

•
another one-third would have vested if the closing share price for the Company’s common stock as reported on the New York Stock Exchange had exceeded $10.00 for at least 20 trading days during the 2014 fiscal year; and

•
the final one-third would have vested if the closing share price for the Company’s common stock as reported on the New York Stock Exchange had exceeded $12.00 for at least 20 trading days during the 2014 fiscal year.

Under the July 29 Plan, long term incentive compensation could only be awarded if the Company’s production exceed 5,000 barrels of oil equivalent during the fourth quarter of fiscal 2014, but under the July 19 Proposal, this condition would not have applied.

Comparison of the July 19 Proposal against the Modified July 29 Plan.

The following table compares the terms of the July 19 Proposal against the Modified July 29 Plan:

July 19 Proposal		Modified July 29 Plan
Base Salaries		Base Salaries
●	Scott Boruff - $795,000	●	Scott Boruff - $795,000
●	David Voyticky - $475,000	●	David Voyticky - $750,000
●	Deloy Miller - $300,000	●	Deloy Miller - $375,000
●	David Hall - $300,000	●	David Hall - $375,000
●	Kurt Yost - $250,000	●	Kurt Yost - $300,000
Cash Incentive Compensation		Cash Incentive Compensation
The same peer group and same percentages of base salaries applied under the July 19 Proposal and the July 29 Plan. To the extent base salaries are lower under the July 19 Proposal than under the July 29 Plan, the bonus levels under the July 19 Proposal would have been proportionately lower, as amounts awarded were to be based on a percentage of base salary.

The same peer group and same percentages of base salaries applied under the July 19 Proposal and the July 29 Plan. To the extent base salaries are higher under the July 29 Plan than under the July 19 Proposal, the bonus levels under the July 29 Plan would be proportionately higher, as amounts awarded were to be based on a percentage of base salary.

Under the July 19 Proposal, incentives would be paid based on outperforming (in the matter described above) the following percentage of our Peer Companies:		Under the July 29 Plan, incentives will be paid based on outperforming (in the matter described above) the following percentage of our Peer Companies:
●	55% - 65%	●	55% - 65%
●	65% - 75%	●	65% - 75%
●	75% - 85%	●	75% - 80%
●	85% - 95%	●	80% - 90%
●	>95%	●	>90%
Restrictions: If the Company's common stock price were to have fallen below $4.00 per share or lower by April 30, 2014, no cash bonuses would have been paid to any named executive officer.
Restrictions: No cash bonuses would be paid to any named executive officer unless: (i) the closing price of the Company's common stock on the NYSE on April 30, 2014 was $7.60 or greater and (ii) the 5,000 barrels of oil equivalent per day Production Condition must have been met. The amounts of cash bonuses were subject to the Committee's negative discretion.

Equity Long Term Incentive Compensation		Equity Long Term Incentive Compensation
Each of the named executive officers would have been granted a 2-year option to purchase the Company's common stock at an exercise price of $5.00 per share, subject to shareholder approval of an increase in the number of shares available under the Company's 2011 Plan.

Prior to the Agreed Reduction, each of the named executive officers was granted a two-year option to purchase the Company’s common stock at an exercise price of $5.21 per share, subject to shareholder approval of an increase in the number of shares available under the Company's 2011 Plan.

The option would have vested in thirds on the earliest date on which the closing share price for the Company's common stock as reported on the NYSE exceeded the following prices for at least 20 trading days during the 2014 fiscal year: $8.00, $10.00, and $12.00, respectively.
In connection with the Agreed Reduction, all such contingent option grants made to our named executive officers were canceled.
Each of the named executive officers would have been granted the following number of option:
●	Scott Boruff - 3,000,000
●	David Voyticky - 1,000,000
●	Deloy Miller - 499,998
●	David Hall - 499,998
●	Kurt Yost - 300,000

Performance Review Process and Results

At the end of our 2014 fiscal year, our named executive officers participated in a performance review process that led to decisions regarding their bonuses for fiscal 2014.

Chief Executive Officer

As described later in this Proxy Statement, we were a party to an employment agreement with Mr. Boruff through July 28, 2014. The compensation terms of this agreement include a base salary and an annual incentive opportunity. Following the end of fiscal 2014, the Compensation Committee evaluated Mr. Boruff’s performance in achieving his performance objectives, which included financial, operational, and strategic metrics as discussed above.

As a result of the Agreed Reduction, the Equity Bonus Program was eliminated and no bonus was awarded to Mr. Boruff under that incentive program. Because the two conditions precedent to an award under the Cash Incentive Bonus Program were not met, no bonus was awarded to Mr. Boruff under that incentive program either. However, the Compensation Committee did find that substantial progress had been made by the Company during fiscal 2014 with respect to production, revenues, and liquidity. Production levels at the end of fiscal 2014 were found to have increased by more than 240% from the end of fiscal 2013, total revenues had increased by more than 100% during that period and the Company had secured new sources of financing at a reduced cost as compared to fiscal 2013 (these improvements in production, revenues and liquidity are referred to below as the “New Performance Factors”). Although the increase in production fell short of the production metric previously established for fiscal 2014, and revenue and liquidity improvements were not included in the established metrics for fiscal 2014, the Committee concluded that it was prudent to consider the New Performance Factors and Mr. Boruff’s role in achieving them as a reason to exercise their discretion to award Mr. Boruff a cash bonus outside the Cash Incentive Bonus Program. After discussion of these points, the Compensation Committee chose to exercise their discretion to award Mr. Boruff a cash bonus of $150,000.

Other Named Executive Officers

The Compensation Committee also assessed the performance of our other named executive officers. The performance of Mr. Voyticky, Mr. Brawley, Mr. Miller, Mr. Hall, Mr. Yost and Mr. Perry were evaluated as to the achievement of each of their performance objectives, which included financial, operational, and strategic metrics. Of those officers, only Mr. Voyticky, Mr. Miller, Mr. Hall, and Mr. Yost were subject to the previously approved Equity Bonus Program and Cash Incentive Bonus Program for fiscal 2014. Mr. Perry had not been a named executive officer for fiscal 2014 and as a result was not considered for these programs when they were established and Mr. Brawley was hired during fiscal 2014 after these programs were put in place.

As a result of the Agreed Reduction, the Equity Bonus Program was eliminated and no bonus was awarded to Mr. Voyticky, Mr. Miller, Mr. Hall, or Mr. Yost under that incentive program. Because the two conditions precedent to an award under the Cash Incentive Bonus Program were not met, no bonus was awarded to any of these named executive officers under that incentive program either.

As with Mr. Boruff, however, the Compensation Committee did take note of the New Performance Factors achieved in fiscal 2014 and their effect on the Company. It was concluded that, in light of these New Performance Factors, Mr. Brawley and Mr. Perry should be rewarded for their respective efforts in achieving these results. With respect to Mr. Voyticky, Mr. Miller, Mr. Hall and Mr. Yost, although, the increase of production fell short of the production metric previously established for each of them in fiscal 2014, and revenue and liquidity improvements were not included in the established metrics for them in fiscal 2014, the Compensation Committee concluded that it was prudent in light of the New Performance Factors to exercise their discretion to award each of these officers a cash bonus outside the Cash Incentive Bonus Program. Exercising their discretion, the Compensation Committee then recommended to the Board the payment of the following cash bonuses to the other named executive officers for their service in fiscal 2014:

Officer and Title	Cash Bonus
John Brawley, Chief Financial Officer	$75,000
David Voyticky, President	$75,000
Deloy Miller, Executive Chairman	$125,000
David Hall, Chief Operating Officer	$125,000
Kurt Yost, Senior Vice President and General Counsel	$75,000
Conrad Perry, Vice President and Drilling Manager of Cook Inlet Energy, LLC	$50,000

The Board accepted the Compensation Committee’s recommendations and awarded the bonuses set forth above.

V.    Subsequent to July 28, 2014: General Compensation Philosophy

In early fiscal 2015, the Compensation Committee met to discuss base salaries for fiscal 2015 and to establish an executive compensation program for fiscal 2015. The general framework for this executive compensation program was based upon the previous executive compensation program with respect to its objectives, elements, design, and decision making process (see above under “July 28, 2014 and Prior: General Compensation Philosophy”). However, this year the Compensation Committee engaged an independent, third-party compensation consultant, Frederic W. Cook & Co., Inc., or FWC, to assist in its review of base salaries and to assist in the design of the incentive compensation portion of the executive compensation program.

FWC completed its review and presented its findings to the Compensation Committee in a report. The report contained an analysis of current executive salaries, benchmarked against a group of peer companies chosen by the consultant as a proposed peer group, which the Compensation Committee adopted. FWC proposed that the base salaries for our named executive officers remain the same for fiscal 2015, and the Compensation Committee agreed.

Benchmarking: Peer Companies

The Compensation Committee uses executive compensation benchmarking as a holistic market check, and in early fiscal 2015, we reviewed the market competitiveness of our executive compensation relative to industry peers in order to provide guidance regarding potential adjustments in our named executive officers’ compensation. The following list identifies the companies the Compensation Committee included in this peer group at the recommendation of the compensation consultant during the review in fiscal 2015:

Abraxas Petroleum Corp., American Eagle Energy Corp., Approach Resources, Inc., Callon Petroleum Co., Contago Oil & Gas Co., Dune Energy Inc., Emerald Oil Inc., Escalera Resources Co., FX Energy Inc., Panhandle Oil & Gas, Inc., PetroQuest Energy Inc., PostRock Energy Corp., PrimeEnergy Corp., Rex Energy Corp., Ring Energy Inc., Saratoga Resources, Inc., Tengasco Inc., Warren Resources, Inc.

Incentive Compensation

Also addressed in the FWC report was incentive compensation. Specifically, the Compensation Committee had tasked FWC with providing a framework for annual incentives. FWC provided the framework set forth below under “VI. Fiscal 2015: Base Salaries and Annual Incentive Bonuses,” which was also adopted by the Compensation Committee. The approach proposed by the consultant is both common in the exploration and production industry and effective in providing meaningful line of sight to key performance goals, as it includes multiple measures, operational specific measures, and provides the Compensation Committee with discretion in determining the final bonus payouts should the Company fail to meet certain expectations with respect to reducing expenses and eliminating the material weakness in internal control over financial reporting.

Risk-Limiting Factors

The Compensation Committee has determined that the structure of our compensation program for executive officers does not incentivize unnecessary or excessive risk taking. The base salary component of compensation does not encourage risk-taking because it is a fixed amount. The incentive awards for fiscal 2015 have the following risk-limiting characteristics:

•	Cash bonus awards to each executive officer for fiscal 2015 take into account the executive’s base salary, and two different performance metrics.

•	Awards would be made based on a review of several indicators of performance, thus diversifying the risk associated with any single indicator of performance.

•
The Compensation Committee retained negative discretion with respect to both the incentive cash bonuses and equity bonuses resulting in their ability to determine that the executive officers may not receive the incentive bonuses if at the end of fiscal 2015 the Committee determines it is appropriate to eliminate or reduce them based upon the Company’s failure to reduce “current general and administrative expenses” by at least $5,000,000 or to eliminate the Company’s reported material weakness in internal control over financial reporting. For purposes of this use of the Compensation Committee’s negative discretion, it is noted that “current general and administrative expenses” means those general and administrative expenses arising from the operation of the Company’s existing assets, and will exclude expenses incurred as a result of any new acquisitions we may close during fiscal 2015. This term may also exclude certain extraordinary and non-recurring items if warranted in the judgment of the Compensation Committee.

VI.     Fiscal 2015: Base Salary and Annual Incentive Bonuses

On July 28, 2014, the Compensation Committee and Board of Directors each met to discuss the results of their review of the compensation paid to our CEO and our other named executive officers and to establish a compensation plan for the year ending April 30, 2015. As noted above, the Compensation Committee has exclusive authority to set the compensation for Mr. Boruff, and makes recommendations to the Board for the remaining named executive officers.

There are no written agreements currently in effect at this time expressly reflecting the terms of the fiscal 2015 executive compensation plan adopted by the Compensation Committee and the Board (the “Fiscal 2015 Compensation Plan”). However, Mr. Brawley’s and Mr. Perry’s written employment agreements remain in full force and effect. To the extent applicable, the Company deems these agreements to incorporate the terms of the Fiscal 2015 Compensation Plan. The Company may choose to enter into formal written employment agreements with the CEO and the other named executive officers, although any such agreements will be subject to the terms of this Fiscal 2015 Compensation Plan.

The compensation for our CEO and other named executive officers consists of three primary elements under the Fiscal 2015 Compensation Plan, among other terms and conditions. These primary elements are: base salaries, the FY2015 Cash Bonus Program (defined below), and the FY2015 Equity Award Program (defined below).

With respect to the FY2015 Cash Bonus Program and the FY2015 Equity Award Program (taken together, the “Incentive Programs”), no payment or award will be made under these programs until the Compensation Committee has met to evaluate the performance of the Company for fiscal 2015 as compared to two performance metrics, net production and adjusted EBITDA, as discussed in more detail below. At this meeting, the Compensation Committee will determine the value of the cash bonuses and equity awards earned under the Incentive Programs. This meeting can only occur after the end of the Company’s fiscal 2015 year (with the date of that meeting being referred to as the “Determination Date”).

Following the end of fiscal 2015, the Compensation Committee will meet to determine whether the metrics were met, whether, and to what extent, their negative discretion, as discussed further below, is exercisable, and to calculate the value of the cash and equity awards under the FY2015 Cash Bonus Program and FY2015 Equity Award Program in light of the performance achieved relative to the metrics and the description of these programs above.

Base Salaries

The Compensation Committee decided that no change in Mr. Boruff’s base salary would be made, and recommended to the Board that no change in the current base salaries of any of the named executive officers’ salaries be made. The Board accepted and adopted the Compensation Committee’s recommendation. For fiscal 2015, the named executive officers’ salaries will be:

Officer and Title	Base Salary
Scott Boruff, Chief Executive Officer	$795,000
John Brawley, Chief Financial Officer	$350,000
David Voyticky, President (1)	$500,000
Deloy Miller, Executive Chairman	$375,000
David Hall, Chief Operating Officer	$375,000
Kurt Yost, Senior Vice President and General Counsel	$300,000
Conrad Perry, Vice President and Drilling Manager of Cook Inlet Energy, LLC	$350,000
———————————

(1)
As previously disclosed, we entered into an Extension Agreement with Mr. Voyticky on June 3, 2014 which set his salary at $500,000.00 for the period from July 29, 2014 through July 29, 2015. Prior to July 29, 2014, Mr. Voyticky’s salary was set forth in his previous employment agreement. Mr. Voyticky resigned from his position on August 12, 2014.

Cash Bonus Incentive Compensation for Fiscal Year 2015

On July 28, 2014, the Compensation Committee and Board also approved a new cash incentive bonus program for fiscal 2015 for our CEO and our other named executive officers (other than Mr. Perry, whose bonus is governed by his existing employment agreement) (the “FY2015 Cash Bonus Program”). As required by the charter of the Compensation Committee, the FY2015 Cash Bonus Program was voted on and approved by the members of the Compensation Committee, each of whom meets the definition of “outside director” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee adopted the FY2015 Cash Bonus Program with respect to Mr. Boruff and then recommended the program to the Board as to the other executive officers noted below. The Board accepted this recommendation and adopted the program.

Under the FY2015 Cash Bonus Program, a “Target Cash Bonus,” payable in cash, was established for each participating executive, as set forth in the table below. The Target Cash Bonuses represent, as a percentage of base salary, the cash bonus to be awarded to each executive if the Company achieves a “Target Value” with respect to its net production and adjusted EBITDA for fiscal 2015. These metrics described in greater detail below under “Performance Metrics” and the bonuses to be paid for achieving the Target Value for each metric, determined independently, are set forth in the table below.

In addition, the FY2015 Cash Bonus Program establishes a “Threshold Cash Bonus” and a “Maximum Cash Bonus” for each participating executive, as set forth in the table below. The Threshold Cash Bonus is set as half the Target Cash Bonus and represents that cash bonus payable to each participating executive if the Company achieves a certain minimum “Threshold Value” with respect to its net production or adjusted EBITDA for fiscal 2015, as further described below. For each of these performance metrics, a cash bonus will only be earned if the Company achieves at least the Threshold Value for fiscal 2015 with respect to that metric.

The Maximum Cash Bonus is set as twice the Target Cash Bonus and represents, for each performance metric, the cash bonus payable to each participating executive if the Company achieves a certain “Stretch Goal” with respect to that performance metric for fiscal 2015. No additional bonus will be paid to an executive for attaining actual performance levels higher than the Stretch Goals.

If, for either performance metric, the Company achieves an intermediate value between the Threshold Value and the Target Value for that metric (the range between those points being referred to as the “Lower Interval”), the cash bonus amount awarded to each participating executive under the FY2015 Cash Bonus Program with respect to that performance metric will be an amount between the Threshold Cash Bonus and the Target Cash Bonus, interpolated on a straight-line basis between those two bonus amounts based on a comparison of the Company’s actual performance for fiscal 2015 with respect to that metric relative to the Lower Interval for that metric.

Similarly, if, for either performance metric, the Company achieves an intermediate value between the Target Value and the Stretch Goal for that metric (the range between those points being referred to as the “Upper Interval”), the cash bonus amount awarded to each participating executive under the FY2015 Cash Bonus Program with respect to that performance metric will be an amount between the Target Cash Bonus and the Maximum Cash Bonus, interpolated on a straight-line basis between those two bonus amounts based on a comparison of the Company’s actual performance for fiscal 2015 with respect to that metric relative to the Upper Interval for that metric.

The amount of the cash bonus payable with respect to each performance metric (net production and adjusted EBITDA) will be determined independently and, therefore it is possible that a cash bonus may be earned under one of the two performance metrics even if the Company fails to reach the Threshold Value with respect to the other performance metric.

Notwithstanding the description above, cash bonuses awarded under the FY2015 Cash Bonus Program may be reduced by the Compensation Committee in the exercise of its negative discretion, as more fully described under the heading “Negative Discretion Retained” below.

For each of the performance metrics established and for each executive named below, the amounts of the Threshold Cash Bonus, Target Cash Bonus and Maximum Cash Bonus are as set forth in the following table:

FY 2015 Cash Bonus Program (bonuses expressed as a percentage of base salary)
	Net Production Metric			Adjusted EBITDA Metric
Executive and Position	Threshold Cash Bonus	Target Cash Bonus	Maximum Cash Bonus	Threshold Cash Bonus	Target Cash Bonus	Maximum Cash Bonus
Scott Boruff, Chief Executive Officer	25%	50%	100%	25%	50%	100%
John Brawley, Chief Financial Officer	18.75%	37.5%	75%	18.75%	37.5%	75%
David Voyticky, President[1]	18.75%	37.5%	75%	18.75%	37.5%	75%
Deloy Miller, Executive Chairman	18.75%	37.5%	75%	18.75%	37.5%	75%
David Hall, Chief Operating Officer	18.75%	37.5%	75%	18.75%	37.5%	75%
Kurt Yost, Senior Vice President and General Counsel	12.5%	25%	50%	12.5%	25%	50%
————————————
(1)    As previously disclosed, Mr. Voyticky resigned from his position on August 12, 2014.

For the avoidance of doubt, as stated above, the amount of cash bonus payable under the foregoing is determined independently for each of the two performance metrics (net production and adjusted EBITDA) under the FY2015 Cash Bonus Program. For example, if the “Stretch Goals” were achieved with respect to both net production and adjusted EBITDA, then Mr. Boruff would be entitled to a total cash bonus equal to 200% of his base salary for the year, with 100% awarded because the Stretch Goal was met with respect to the net production metric and 100% awarded because the Stretch Goal was met with respect to adjusted EBITDA.

Equity Long Term Incentive Compensation for FY 2015

On July 28, 2014, the Board approved a new long term equity incentive bonus program for fiscal year 2015 for the Company's CEO and our other named executive officers (other than Mr. Perry, whose long term incentives are governed by his existing employment agreement) (the “FY2015 Equity Award Program”). As required by the charter of the Compensation Committee, the FY2015 Equity Award Program was voted on and approved by the members of the Compensation Committee, each of whom meet the definition of “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee adopted FY2015 Equity Award Program with respect to Mr. Boruff and then recommended the program to the Board as to the other executive officers noted below. The Board accepted this recommendation and adopted the program.

Under the FY2015 Equity Award Program, a “Target Equity Award” was established for each participating executive, as set forth in the table below. These Target Equity Awards are denominated in cash but if awarded will be payable 50% in shares of the Company’s common stock and 50% in an option to purchase the Company’s common stock. The shares and the options will be valued as described below. The Target Equity Award represents the value of the equity that will be awarded to each participating executive if the Company achieves a “Target Value” with respect to its net production and adjusted EBITDA for fiscal 2015. These metrics, described in greater detail below under “Performance Metrics,” and the value of the awards for achieving the Target Value for each metric, determined independently, are set forth in the table below.

In addition, the FY2015 Equity Award Program establishes a “Threshold Equity Award” and a “Maximum Equity Award” for each participating executive, as set forth in the table below. The Threshold Equity Award is set as half the Target Equity Award and represents the value of the equity that will be awarded to each participating executive if the Company achieves a certain minimum “Threshold Value” with respect to its net production or adjusted EBITDA for fiscal 2015, as further described below. For each of these performance metrics, an equity award will only be earned if the Company achieves at least the Threshold Value for fiscal 2015 with respect to that metric.

The Maximum Equity Award is set as twice the Target Equity Award and represents, for each performance metric, the value of the equity to be awarded to each participating executive if the Company achieves a certain “Stretch Goal” with respect to that performance metric for fiscal 2015. No additional award of equity will be granted to an executive for attaining actual performance levels higher than the Stretch Goals.

If, for either performance metric, the Company achieves an intermediate value between the Threshold Value and the Target Value for that metric, the value of the equity awarded to each participating executive under the FY2015 Equity Award Program with respect to that performance metric will be an amount between the Threshold Equity Award and the Target Equity Award, interpolated on a straight-line basis between those two bonus amounts based on a comparison of the Company’s actual performance for fiscal 2015 with respect to that metric relative to the Lower Interval for that metric.

Similarly, if, for either performance metric, the Company achieves an intermediate value between the Target Value and the Stretch Goal for that metric, the value of the equity awarded to each participating executive under the FY2015 Equity Award Program with respect to that performance metric will be an amount between the Target Equity Award and the Maximum Equity Award, interpolated on a straight-line basis between those two bonus amounts based on a comparison of the Company’s actual performance for fiscal 2015 with respect to that metric relative to the Upper Interval for that metric.

The value of the equity awarded with respect to each performance metric (net production and adjusted EBITDA) will be determined independently and, therefore it is possible that an equity award may be earned under one of the two performance metrics even if the Company fails to reach the Threshold Value with respect to the other performance metric.

Notwithstanding the description above, all equity awards under the FY2015 Equity Award Program may be reduced by the Compensation Committee in the exercise of its negative discretion, as more fully described under the heading “Negative Discretion Retained” below.

For each of the performance metrics established and for each executive named below, the value of the Threshold Equity Award, Target Equity Award and Maximum Equity Award are as set forth in the following table:

FY 2015 Cash Bonus Program
	Net Production Metric			Adjusted EBITDA Metric
Executive and Position	Threshold Cash Bonus	Target Cash Bonus	Maximum Cash Bonus	Threshold Cash Bonus	Target Cash Bonus	Maximum Cash Bonus
Scott Boruff, Chief Executive Officer	$187,500	$385,000	$750,000	$187,500	$375,000	$750,000
John Brawley, Chief Financial Officer	$87,500	$175,000	$350,000	$87,500	$175,000	$350,000
David Voyticky, President[1]	$87,500	$175,000	$350,000	$87,500	$175,000	$350,000
Deloy Miller, Executive Chairman	$87,500	$175,000	$350,000	$87,500	$175,000	$350,000
David Hall, Chief Operating Officer	$87,500	$175,000	$350,000	$87,500	$175,000	$350,000
Kurt Yost, Senior Vice President and General Counsel	$87,500	$175,000	$350,000	$87,500	$175,000	$350,000
————————————
(1)    As previously disclosed, Mr. Voyticky resigned from his position on August 12, 2014.

For the avoidance of doubt, as stated above, the value of the equity to be awarded under the foregoing is determined independently for each of the two performance metrics (net production and adjusted EBITDA) under the FY2015 Equity Award Program. For example, if the “Stretch Goals” were achieved with respect to both net production and adjusted EBITDA, then Mr. Boruff would be entitled to a total equity award with a value equal to $1,500,000, with $750,000 of that awarded because the Stretch Goal was met with respect to the net production metric and $750,000 of that awarded because the Stretch Goal was met with respect to adjusted EBITDA.

As noted above, half of the value of any award under the FY2015 Equity Award Program would be in shares of common stock of the Company, and half would be in the form of an option to purchase the Company’s common stock. The number of shares of the Company’s common stock and the value of such a stock option, if awarded, would be calculated based on the closing price of our common stock on the New York Stock Exchange on the Determination Date (or if that day is not a trading day, the next trading day on the New York Stock Exchange) (the “Closing Price”), and the Black-Sholes value of the stock option (measured as of the date the Closing Price is set). The exercise price of the stock options would be equal to the Closing Price and the options will have a term of ten years (except where, in accordance with the terms of Miller’s 2011 Equity Compensation Plan, a shorter term is required).

Performance Metrics

Each participating executive will be entitled to an award under the Incentive Programs only if certain performance metrics are achieved. The Compensation Committee selected two metrics against which performance will be measured: net production volumes of oil, natural gas and other hydrocarbons (measured in millions of barrels of oil equivalent (mmboe)) and adjusted EBITDA, with each metric weighted equally and measured independently for purposes of determining the amount of any cash bonus or equity award earned. Adjusted EBITDA will be measured in the same manner as it was for fiscal 2014 as reported in the Company’s annual report for fiscal 2014 on Form 10-K.

For each metric, a “Threshold Value,” “Target Value” and a “Stretch Goal” was established. The Threshold Value represents a minimum level of performance needed to obtain a certain minimum bonus or award under the Incentive Programs with respect to that metric. If the Company does not achieve the Threshold Value or greater under at least one metric, then no bonuses or awards would be due under either of the Incentive Programs.

If the Company achieves or surpasses its Stretch Goals with respect to both metrics, a maximum bonus and award may be earned by each participating executive under the Incentive Programs (subject to the negative discretion of the Compensation

Committee, discussed below). No additional bonuses will be earnable under either of the Incentive Programs for performance above and beyond the Stretch Goals.

The Threshold Values, Target Values and Stretch Goals set for each of the metrics under the Incentive Programs are as follows:

Metric	Threshold Value	Target Value	Stretch Goal
Net Production Volume	1.40 mmboe	1.65 mmboe	1.82 mmboe
Adjusted EBITDA	$68.0 million	$88.0 million	$108.0 million

For its fiscal 2014, the Company reported net production of 0.82 mmboe and an adjusted EBITDA of $37.8 million.

Negative Discretion Retained

Notwithstanding the Company’s performance with respect to the performance metrics, the Compensation Committee retains general negative discretion to reduce or eliminate awards under the Incentive Programs. In particular, and without limiting that discretion, the Compensation Committee has noted that it intends to use its discretion to reduce:

1.	cash bonus payments under the FY2015 Cash Bonus Program by 25% of the Target Cash Bonus if the Company fails to reduce “current general and administrative expenses” by at least $5,000,000;

2.
cash bonus payments under the FY2015 Cash Bonus Program by 25% of the Target Cash Bonus if the Company fails to eliminate the Company’s reported material weakness in internal control over financial reporting;

3.
the value of equity awards under the FY2015 Equity Award Program by 25% of the Target Equity Award if the Company fails to reduce “current general and administrative expenses” by at least $5,000,000; and

4.
the value of equity awards under the FY2015 Equity Award Program by 25% of the Target Equity Award if the Company fails to eliminate the Company’s reported material weakness in internal control over financial reporting.

For purposes of this use of the Compensation Committee’s negative discretion, it is noted that “current general and administrative expenses” means those general and administrative expenses arising from the operation of the Company’s existing assets, and will exclude expenses incurred as a result of any new acquisitions it may close during fiscal 2015. This term may also exclude certain extraordinary and non-recurring items if warranted in the judgment of the Compensation Committee.

VII.    Long Term Incentive Compensation

We also provide a significant portion of total compensation to our named executive officers through options to purchase the Company’s common stock. We rely on stock-based compensation with a multi-year vesting schedule to enhance retention and align our executive officers’ interests with the long-term interests of the Company and our shareholders. The executive will only realize value from the stock option grants if the stock price increases after the date of grant. We generally vest our stock options over three or more years to retain our executive talent.

Grants of Stock Options at April 30, 2014

Messrs. Boruff, Voyticky, Brawley, and Yost each hold options granted to them in connection with their hiring. Each of the named executive officers employed by us at the time was granted options on April 27, 2010, and on May 27, 2011. The grants received by Mr. Voyticky on these dates were in connection with his prior service on our Board of Directors, and as a consultant to us. Mr. Hall received certain warrants in connection with his sale of his membership interest in Cook Inlet Energy, LLC to us in December 2009. These warrants are not listed below as they are not compensation issued in connection with Mr. Hall’s employment, but rather the warrants were a component of the purchase price paid by us for the membership interest. Instead of options, Mr. Perry holds certain restricted stock grants pursuant to his employment agreement.

Our named executives held the following options to purchase our common stock as of April 30, 2014:

		Vested Options		Unvested Options
Named Executive Officer	Grant Date	Total Shares	Price per Share	Total Shares	Price per Share
Scott M. Boruff	4/27/2010	450,000	$5.94	—	$—
	4/27/2010	50,000	6.53	—	—
	8/1/2008	250,000	0.33	—	—
	12/23/2010	1,875,000	6.00	625,000 (1)	6.00
	5/27/2011	166,666	5.89	83,334 (2)	5.89
David J. Voyticky	4/27/2010	200,000	5.94	—	—
	7/29/2010	100,000	4.98	—	—
	5/27/2011	100,000	5.89	50,000 (2)	5.89
	6/9/2011	1,150,000	5.35	1,150,000 (3)	5.35
John M. Brawley	11/12/2013	—	6.11	800,000 (4)	6.11
Deloy Miller	4/27/2010	300,000	5.94	—	—
	4/27/2010	50,000	6.53	—	—
	5/27/2011	116,666	5.89	58,334 (2)	5.89
David M. Hall	4/27/2010	100,000	5.94	—	—
	5/27/2011	116,666	5.89	58,334 (2)	5.89
Kurt C. Yost	5/20/2012	159,735	4.01	90,265 (5)	4.01
Conrad Perry	—	—	—	—	—
———————————

(1)	These option shares will vest on December 23, 2014.

(2)	These option shares vested on May 27, 2014.

(3)	One half of these option shares vested on June 9, 2014, and the remainder vested on August 15, 2014.

(4)	These option shares will vest as follows: 300,000 shares vested on May 12, 2014, 250,000 shares will vest on November 12, 2015, and 250,000 shares will vest on November 12, 2016.

(5)	These option shares vest in installments of 6,945 option shares monthly on the 20th of each month from May 2014 to April 2015, with a final installment of 6,925 option shares vesting in May 2015.

VIII.    Other Compensation: Benefits, Change-in-Control Arrangements, and Employment Agreements

Executive Benefits and Perquisites

Our named executive officers are eligible for the same benefits made available to our other full-time employees, including our Section 401(k) plan, health care plan, life insurance plans, and other welfare benefit programs. Mr. Boruff and Mr. Miller also have the use of a Company vehicle, and Mr. Voyticky was entitled to the use of a Company vehicle prior to his resignation.

Employment Agreements In Effect Prior to July 29, 2013

Employment Agreement with Mr. Boruff

Effective August 1, 2008, we entered into an employment agreement, as amended in September 2008, with Mr. Boruff pursuant to which Mr. Boruff served as our Chief Executive Officer for an initial term of five years, subject to additional one-year renewal periods. On December 23, 2010, we entered into a second amendment to the employment agreement with Mr. Boruff. The changes in the agreement reflected our uplisting to the NASDAQ Stock Market, and the increases in Mr. Boruff’s responsibilities associated with the oversight of new employees hired and the several subsidiaries we acquired in 2009.

Mr. Boruff’s amended employment agreement provided for the following:

•	a base salary of $500,000 per annum,

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an annual incentive opportunity with a target payout of 100% - 300% of his base salary, with the Compensation Committee required to set certain metrics that are significantly related to our business performance during the first quarter of the fiscal year,

•	ten-year options to purchase 250,000 shares of our common stock at an exercise price per share of $0.33, all of which have vested,

•	a restricted stock grant of 250,000 shares of common stock, all of which have vested, and

•	five-year options to purchase 2,500,000 shares of our common stock exercisable at $6.00 per share, 1,875,000 of which have vested and 625,000 shares which will vest on December 22, 2014.

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certain incentive compensation in the form of cash and shares of our common stock based upon, and subject to, two performance benchmarks, gross revenue and Adjusted EBITDA (earnings before provision for income taxes, depreciation and amortization) for fiscal 2009 through fiscal 2013.

In lieu of an automobile allowance, we provide Mr. Boruff with the use of a Company vehicle. The employment agreement, as amended, also provided that Mr. Boruff was entitled to participate in the employee benefit plans, programs and arrangements we had in effect during the employment term which were generally available to our senior executives. The agreement, as amended, also contained indemnification, confidentiality and non-solicitation clauses.

We did not consult with any experts or other third parties in determining the terms of Mr. Boruff’s prior employment agreement. The Compensation Committee, however, recommended the terms of the December 2010 amendment to our Board of Directors after engaging and being advised by a third party executive compensation attorney.

The prior employment agreement with Mr. Boruff may have been terminated by us for “Cause” (as defined below), or upon his death or disability, or for no Cause. If we had terminated the agreement for Cause, or if Mr. Boruff had terminated the agreement for any reason or if Mr. Boruff was terminated at the expiration of the term, he would only have been entitled to receive his base salary through the date of termination. If we had terminated Mr. Boruff’s employment without Cause, Mr. Boruff would have been entitled to his base salary through the date of termination and, as severance, his base salary for one year, along with a pro-rata portion of the incentive award earned and payable for that year. If Mr. Boruff died or became disabled, the same payments would have applied as for a termination for Cause, except that a pro-rata portion of the incentive award earned for that year would be payable. If Mr. Boruff’s employment was terminated without cause during the 90 days prior to a “Change in Control” (as defined below) at the request of the acquirer, or within two years after a Change in Control (as defined below), he would have been entitled to a lump sum payment equal to 2.99 times his then base salary and payment of the annual incentive award earned for the applicable year without pro ration. Any unvested stock grants or options awarded pursuant to Mr. Boruff’s employment agreement would immediately vest upon a Change in Control. Monies payable in connection with any termination of Mr. Boruff’s employment agreement are contingent upon his execution of a satisfactory release.

“Cause” was defined under Mr. Boruff’s prior employment agreement to include (a) Mr. Boruff’s commission of any violation of law, breach of fiduciary duty, act of negligence, malfeasance, dishonesty, fraud or misrepresentation; (b) Mr. Boruff’s commission of any other act of moral turpitude injurious to the Company, which the Board of Directors determines has or may be reasonably expected to have a detrimental impact on the Company’s business or operations or would prevent Mr. Boruff from effectively performing his duties; (c) a breach by Mr. Boruff of any obligations or covenants contained the employment agreement; and (d) a failure by Mr. Boruff to discharge his duties, responsibilities and obligations or a failure to follow the directives of the Board of Directors.

“Change in Control” was defined in Mr. Boruff’s prior employment agreement as the acquisition by any individual or entity (or group(s) thereof acting together), which is not a beneficial owner of any of the Company’s securities as of the date of the agreement of beneficial ownership of securities of the Company representing greater than 50% of the combined voting power of the Company’s then outstanding voting securities.

Employment Agreement with Mr. Voyticky

On June 9, 2011, the Board of Directors appointed Mr. Voyticky as our President. We entered into an employment agreement with Mr. Voyticky with an initial term of two years that would have automatically renewed for successive one year periods had it not been replaced by Mr. Voyticky’s new employment agreement. Under the agreement, Mr. Voyticky received an annual base salary of $475,000, and received a stock option grant of 2,300,000 shares at an exercise price of $5.35 per share vesting over four years, which is contingent upon continued service to us. In addition, Mr. Voyticky received an annual incentive opportunity to be determined each year by the Compensation Committee of the Board of Directors with a target payout of 100% - 300% of his base salary, with the Compensation Committee required to set certain metrics that are significantly related to our business performance during the first quarter of the fiscal year. Under the terms of his original employment agreement, Mr. Voyticky was entitled to work from time to time in the State of California in a space established by the Company. Mr. Voyticky received the same benefits that all of our employees receive with respect to health and life insurance. In lieu of an automobile allowance, we provided Mr. Voyticky with use of a Company vehicle.

We did not consult with any experts or other third parties in determining the terms of Mr. Voyticky’s prior employment agreement.

The agreement with Mr. Voyticky may have been terminated by us for “Cause” (as defined below) or upon his death or disability, or for no Cause. If we had terminated the agreement for Cause, or if Mr. Voyticky had terminated the agreement for any reason or if Mr. Voyticky was terminated at the expiration of the term, Mr. Voyticky would only have been entitled to receive his base salary through the date of termination. If we had terminated Mr. Voyticky’s employment without Cause, Mr. Voyticky would have been entitled to his base salary through the date of termination and, should we terminate the agreement during the initial term, as severance, his base salary for one year, along with a pro-rata portion of the incentive award earned and payable for that year. If Mr. Voyticky died or became disabled, the same payments would have applied as for a termination for cause, except that a pro-rata portion of the incentive award earned for that year would be payable. If Mr. Voyticky’s employment was terminated without cause during the 90 days prior to a “Change in Control” (as defined below) at the request of the acquirer, or within two years after a Change in Control, he would have been entitled to a lump sum payment equal to 2.99 times his then base salary and payment of the annual incentive award earned for the applicable year without pro ration. Any unvested stock options awarded pursuant to Mr. Voyticky’s employment agreement would immediately vest upon a Change in Control. Monies payable in connection with any termination of Mr. Voyticky’s employment agreement are contingent upon his execution of a satisfactory release.

“Cause” was defined under Mr. Voyticky’s prior employment agreement to include: (a) Mr. Voyticky’s commission of any violation of law, breach of fiduciary duty, act of negligence, malfeasance, dishonesty, fraud or misrepresentation; (b) Mr. Voyticky’s commission of any other act of moral turpitude injurious to the Company, which the Board of Directors determines has or may be reasonably expected to have a detrimental impact on the Company’s business or operations or would prevent Mr. Voyticky from effectively performing his duties; (c) a breach by Mr. Voyticky of any obligations or covenants contained the employment agreement; and (d) a failure by Mr. Voyticky to discharge his duties, responsibilities and obligations or a failure to follow the directives of the Board of Directors.

“Change in Control” was defined in Mr. Voyticky’s prior employment agreement as the acquisition by any individual or entity (or group(s) thereof acting together), which is not a beneficial owner of any of the Company’s securities as of the date of the agreement of beneficial ownership of securities of the Company representing greater than 50% of the combined voting power of the Company’s then outstanding voting securities.

Sale Agreement with Mr. Hall

In the sale agreement executed in December 2009 by David Hall for the sale of his membership interest in Cook Inlet Energy, LLC, we promised Mr. Hall that he would retain his position for the next three years. In the event that we were to terminate his employment, except for cause (which was not defined in the sale agreement), we would have been required to pay him one and one-half his base salary in a lump sum cash payment as severance. In the event of a sale of either Cook Inlet Energy, LLC or the Company, we would also have been required to make this payment. These provisions expired in December 2012.

Employment Agreement with Mr. Yost

On May 20, 2012, the Board of Directors appointed Mr. Yost as our Senior Vice President and General Counsel. We entered into an employment agreement with him with an initial term of one year that would have automatically renewed for successive one year periods had it not been replaced by Mr. Yost’s current employment agreement. Under the prior agreement, Mr. Yost received an annual base salary of $175,000, and received a stock option grant of 250,000 shares at an exercise price of $4.01 vesting over 36 months, which is contingent upon continued service to us. In addition, Mr. Yost received an annual incentive opportunity to be determined each year by the Compensation Committee of the Board of Directors. Mr. Yost received the same benefits that all of our employees receive with respect to health and life insurance.

We did not consult with any experts or other third parties in determining the terms of Mr. Yost’s prior employment agreement.

The agreement with Mr. Yost may be terminated by us for “Cause” (as defined below), or upon his death or disability, or for no Cause. If we should terminate the agreement for Cause, due to his death or disability or upon non-renewal of the agreement, or Mr. Yost should terminate the agreement for any reason, he would only have been entitled to receive his base salary through the date of termination. If we had terminated Mr. Yost without Cause he would have been entitled to receive, as severance, a lump sum payment equal to the present value of one year’s base salary as well as accelerated vesting of any options granted pursuant to his employment agreement. Upon a termination of employment upon a Change in Control (as defined below), Mr. Yost would have been entitled to an amount equal to his annualized salary that he is then earning (plus payment for any accrued, but unused vacation days), reduced to present value, as set forth in Section 280G of the Internal Revenue Code, payable in a lump-sum payment upon his termination of employment.

“Cause” was defined in Mr. Yost’s prior employment agreement to include: (i) Mr. Yost’s commission of (A) any intentional act of fraud, embezzlement, theft or any other material violation of criminal law, (B) any breach of a fiduciary duty, (C) any intentional or grossly negligent act which damages the Company’s assets, (D) intentional engagement in any competitive activity which would constitute a breach of Mr. Yost’s duty of loyalty or his obligations under the employment agreement, (E) any other willful or grossly negligent conduct (or any willful or grossly negligent failure to act) by Mr. Yost that is demonstrably and materially injurious to the Company, monetarily or otherwise, (F) any act of dishonesty, fraud or misrepresentation in connection with the performance of Mr. Yost’s duties, services or obligations, or (G) any violation of the Company’s code of conduct as it applies to covered executive officers; (ii) Mr. Yost’s commission of any other act of moral turpitude injurious to the Company, which the Board of Directors determines has or may be reasonably expected to have a material detrimental impact on the Company’s business or operations or would prevent Mr. Yost from effectively performing his duties; (iii) a willful breach by Mr. Yost of any obligations or covenants contained in this employment agreement; (iv) a failure by Mr. Yost to discharge his duties, responsibilities and obligations under his prior employment agreement, or a failure to follow the directives of the CEO or President; or (v) any action taken by the Tennessee Board of Professional Responsibility that results in the suspension of Mr. Yost’s license to practice law or disbarment.

“Change in Control” was defined in Mr. Yost’s prior employment agreement as (a) a change of control under Section 280G of the Internal Revenue Code, (b) a change in control of a nature that would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); provided, however, that, without limitation, a “Change in Control” shall be deemed to have occurred at such time as any individual or entity (or group thereof), other than Mr. Yost, is or becomes the beneficial owner of securities of the Company representing greater than 50% of the combined voting power of the Company’s then outstanding voting securities, or (c) the death, disability, termination or resignation of one or both of Scott Boruff or David Voyticky. In the event Mr. Yost had resigned within 30 days following the death, disability, termination or resignation of one or both of Scott Boruff or David Voyticky, such termination would be treated as a termination by the Company other than for Cause under his prior employment agreement.

Employment Agreement with Mr. Perry

CIE is party to an employment agreement with Mr. Perry, CIE’s Vice President and Drilling Manager. The agreement provides for an initial term of three years with successive one-year renewal periods, subject to the option of either party to elect to not renew the agreement upon sixty (60) days written notice. Under the agreement, Mr. Perry receives a salary of $350,000 per annum, as well as a restricted stock grant of 75,000 shares vesting in three equal installments on the date of the commencement of his employment, the first anniversary thereof, and the second anniversary thereof. Mr. Perry also received a 30,000 share bonus on the one-year anniversary of his hire. Upon a change in control or in the event of Mr. Perry’s death, all shares shall become immediately vested. Mr. Perry receives no less than five weeks of vacation per year.

We may terminate the agreement with Mr. Perry for cause. Under the agreement, “cause” means:

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Mr. Perry’s commission of (A) any intentional act of fraud, embezzlement, theft or any other material violation of criminal law, (B) any breach of a fiduciary duty owed to the Company, its Affiliates or their respective directors, shareholders, officers and employees, (C) any intentional or grossly negligent act which damages the Company’s assets, (D) intentional engagement in any competitive activity which would constitute a breach of Mr. Perry’s duty of loyalty or his obligations under his employment agreement, (E) any other willful or grossly negligent conduct (or any willful or grossly negligent failure to act) by Mr. Perry that is demonstrably and materially injurious to the Company, monetarily or otherwise, any act of dishonest, fraud or misrepresentation in connection with the performance of Mr. Perry’s duties, services or obligations hereunder, or (F) any violation of Miller’s Code of Conduct applicable to its employees;

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Mr. Perry’s commission of any other act of moral turpitude injurious to CIE or Miller, which the Board of Directors of Miller in their reasonable discretion determines has or may be reasonably expected to have a material detrimental impact on CIE’s or Miller’s business or operations or would prevent Mr. Perry from effectively performing his duties under his employment agreement;

•	A willful breach by Mr. Perry of any obligations or covenants contained in his employment agreement as determined by the Board in their reasonable discretion; and

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A failure by Mr. Perry to discharge his duties, responsibilities and obligations under his employment agreement, or a failure to follow the directors of the Chief Executive Officer of Miller, as determined by the Board in their reasonable discretion.

In addition to our ability to terminate the employment agreement for cause, we may terminate it for any reason upon sixty (60) days notice and Mr. Perry may terminate it for any reason upon ninety (90) days notice. Mr. Perry’s employment may also be terminated upon a change in control.

Should we terminate Mr. Perry’s employment for cause, or as a result of non-renewal by either party, or as a result of Mr. Perry’s death or disability, he shall be entitled only to receive base salary accrued but not paid through the date of termination (plus payment for any accrued, but unused vacation days). In all other cases of termination (including termination without cause), Mr. Perry shall be entitled to receive the compensation that would have become due to him on or prior to the end of the current term of his agreement (either the initial three year term or a subsequent one year renewal term), reduced to present value, as set forth in Section 280G of the Internal Revenue Code.

Employment Agreements In Effect Between July 29, 2013 and July 28, 2014

In July 2013, we conducted an analysis of our executive compensation program and entered into new employment agreements with each of our named executive officers, except for Mr. Perry, whose prior agreement remains in effect. Mr. Brawley did not become an employee of ours until February 2014. The new agreements are substantially similar with respect to their terms, differing only with respect to base salary level, incentive compensation, car allowances, and certain non-compete provisions. The salary levels are set forth above in “IV. Fiscal 2014: Base Salary and Annual Incentive Bonuses”, under the heading “Base Salaries.” The employment agreements contain the following material terms in addition to the base salaries and two incentive bonus programs described above:

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The terms of the agreements are for one year, subject to earlier termination for Cause, upon death or disability, voluntarily by the executive, by the Company without “Cause” or upon a “Change in Control” (each as defined below). The Agreements do not auto-renew.

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If an executive’s agreement is terminated for Cause, or voluntarily by that executive, the Company is only obligated to pay the executive’s Base Salary accrued, but not paid, through the date of termination.

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If an executive’s agreement is terminated as a result of the death or disability of that executive, the Company is only obligated to pay the executive’s Base Salary accrued, but not paid, through the date of termination and a pro rata payment of the executive’s Incentive Bonus under the 2014 Cash Bonus Program.

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If an executive’s agreement is terminated by the Company without Cause, the executive would receive his Base Salary paid in accordance with the Company's normal payroll practices through the remainder of the one-year term of his agreement, and a pro rata payment of the Incentive Bonus earned under the 2014 Cash Bonus Program. The severance payments are contingent upon the execution of a satisfactory release by the Executive in favor of the Company.

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“Cause” is defined as the executive's commission of (a) any violation of law, breach of fiduciary duty, act of negligence or malfeasance, act of dishonesty, fraud or misrepresentation, or other act of moral turpitude injurious to the Company which the Board of Directors reasonably determines has or may be expected to have a material detrimental impact on the Company's business or operations or would prevent the executive from effectively performing his duties; (b) a breach by the executive of any obligations or covenants contained in the employment agreement; or (c) a failure by the executive to discharge his duties, responsibilities and obligations or a failure to follow the directives of the Board of Directors.

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If an executive’s agreement is terminated by the Company without Cause after a Change in Control, or in the 90 days prior to a Change in Control upon the request of the acquirer, the executive would receive, in lieu of the amount that would be otherwise payable upon a termination by the Company without Cause (immediately above), a lump sum payment of 2.00 multiplied by his annualized Base Salary. The executive would also receive his Incentive Bonus under the 2014 Cash Bonus Program, without pro ration, earned for the year. In the agreements, “Change in Control” is defined as the acquisition by any individual or entity (or group(s) thereof acting together), which is not a beneficial owner of any of the Company’s securities as of the date of the agreement of beneficial ownership of securities of the Company representing greater than 50% of the combined voting power of the Company’s then outstanding voting securities.

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Messrs. Boruff, Voyticky, Miller, and Hall have each agreed to one-year non-competition and non-solicitation restrictions after the termination of their agreements. Mr. Yost has agreed to similar restrictions, however, as an attorney, under the Tennessee Rules of Professional Responsibility, he is limited in his ability to agree to restrictions which prohibit the practice of law.

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Each executive receives no less than four weeks of vacation time. Messrs. Boruff, Voyticky, and Miller each receive a $1,000 per month car allowance or, at the Company’s discretion, the use of a Company-owned vehicle. At this time, the Company has elected to provide a vehicle for their use in lieu of such allowance.

Hiring of Mr. Brawley as Chief Financial Officer in February 2014

We entered into an employment agreement with Mr. Brawley, dated as of February 12, 2014, extending until November 12, 2016, under which Mr. Brawley will receive an annual salary of $350,000. The Board also granted Mr. Brawley 35,000 shares of restricted stock contingent upon shareholder approval of an increase in the number of shares available under the 2011 Plan adequate to cover this grant of restricted stock, which approval was obtained on April 16, 2014. In addition, in connection with Mr. Brawley’s engagement as a consultant on November 12, 2013, the Compensation Committee previously granted an option (the “Option”) to purchase 800,000 shares of our common stock, vesting as follows: 300,000 shares vesting on May 12, 2014, 250,000 shares vesting on November 12, 2015, and 250,000 shares vesting on November 12, 2016. This Option is also contingent upon shareholder approval of an increase in the number of shares available under the 2011 Plan adequate to cover the grant of the Option, which approval was obtained on April 16, 2014. As the Option was previously granted to Mr. Brawley’s consulting company in connection with his consulting work, the Option was assigned with the consent of our Board of Directors and the Compensation Committee. The Option’s strike price is $6.11 per share, which was the closing price of our common stock on the New York Stock Exchange on November 12, 2013, which was the date the Committee granted the Option as well as the date Mr. Brawley began rendering consulting services to us.

The agreement supersedes and replaces any prior written or oral agreements between us and Mr. Brawley, including the former consulting agreement. In addition to the compensation terms set forth above which are included in the agreement, the agreement contains the following material terms:

1.    Although the term of the agreement lasts until November 12, 2016, it is subject to earlier termination for Cause, upon death or disability, voluntarily by Mr. Brawley, by us without Cause (as defined below) or upon a Change in Control (as defined below). The Agreement does not automatically renew at the end of its term.

2.     If the agreement is terminated for Cause, or voluntarily by Mr. Brawley (absent a Change in Control), we are only obligated to pay Mr. Brawley’s Base Salary accrued, but not paid, through the date of termination. In the agreement, “Cause” is defined as the Mr. Brawley’s commission of (a) any violation of law, breach of fiduciary duty, act of negligence or malfeasance, act of dishonesty, fraud or misrepresentation, or other act of moral turpitude injurious to the Company which the Board of Directors reasonably determines has or may be expected to have a material detrimental impact on the Company's business or operations or would prevent the executive from effectively performing his duties; (b) a breach by Mr. Brawley of any obligations or covenants contained in the employment agreement; or (c) a failure by Mr. Brawley to discharge his duties, responsibilities and obligations or a failure to follow the directives of the CEO or Board of Directors.

3.     If the agreement is terminated as a result of the death or disability of Mr. Brawley, we are only obligated to pay Mr. Brawley’s Base Salary accrued, but not paid, through the date of termination.

4.     If the agreement is terminated by us without Cause, Mr. Brawley would receive the greater of (i) his Base Salary paid in accordance with our normal payroll practices through the remainder of the term of his agreement or (ii) 1.5 times his highest annual base salary during the three-year period prior to termination. The severance payment is contingent upon the execution of a satisfactory release by Mr. Brawley in favor of us.

5.     If the agreement is terminated by us: (1) without Cause after a Change in Control, or in the 90 days prior to a Change in Control upon the request of the acquirer, or (2) by Mr. Brawley’s resignation as a result of a material breach of the agreement by us, a material diminution in his authority, duties, responsibilities, or then current Base Salary or benefits, or his being required to relocate more than 50 miles from his then current place of employment, Mr. Brawley would receive, in lieu of the amount that would be otherwise payable upon a termination by us without Cause (immediately above), a lump sum payment of 2.99 multiplied by his annualized Base Salary if his stock grants had not been approved or 2.00 multiplied by his annualized Base Salary if his stock grants had been approved. In addition, any units, stock options, incentive stock options, performance shares, stock appreciation rights and restricted stock held by Mr. Brawley’s as of Change in Control will vest upon the Change in Control, with Mr. Brawley alternatively becoming entitled to receive a lump-sum cash payment if the Company is unable to provide such rights. In the agreement, “Change in Control” is defined as (a) the acquisition by any individual or entity (or group(s) thereof acting together), which is not a beneficial owner of any of our securities as of the date of the agreement of beneficial ownership of our securities representing greater than 30% of the combined voting power of our then outstanding voting securities; (b) occupation of a majority of the seats (other than vacant seats) on the Board of Directors by persons who were neither (i) nominated by the Board of Directors nor (ii) approved or appointed by directors so nominated; (c) the consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the Alaska assets of the Company; or (d) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

6.     Mr. Brawley has agreed to non-competition and non-solicitation restrictions extending one year after the termination of his agreement.

7.     Mr. Brawley receives no less than four weeks’ vacation time.

Employment Agreements In Effect Subsequent to July 28, 2014

Subsequent to July 28, 2014, we are not party to employment agreements with Mr. Boruff, Mr. Miller, Mr. Hall, or Mr. Yost. Both Mr. Brawley’s and Mr. Perry’s employment agreements described above remain in effect with respect to each of them. On June 3, 2014, we entered into an Extension Agreement with Mr. Voyticky as described below. On August 12, 2014, Mr. Voyticky resigned from his position as our President, and we entered into a Withdrawal Agreement (defined below) with him.

Extension Agreement with Mr. Voyticky

On June 3, 2014, we entered into an Extension Agreement with Mr. Voyticky. The Extension Agreement provided for a term commencing on July 29, 2014 and ending on July 29, 2015 (or such later date as the parties may agree).

Under the Extension Agreement, Mr. Voyticky received a salary of not less than $500,000 per annum.

In the event Mr. Voyticky resigned or was terminated by the Company for Cause, the Company would have been under no obligation to make any payment of salary or other amounts otherwise payable under the Extension Agreement or in connection with Mr. Voyticky’s employment which arose after the date of such termination. If Mr. Voyticky was terminated by the Company without Cause, Mr. Voyticky would have been entitled to continue to collect his salary payable in accordance with this Agreement, which would continue to be paid in accordance with the Company’s normal payroll practices.

Under the Extension Agreement, “Cause” means:

(i) Mr. Voyticky’s commission of (A) any violation of law, (B) any breach of fiduciary duty or act of negligence or malfeasance, or (C) any act of dishonesty, fraud or misrepresentation, in each case under these clauses (A), (B) or (C) which the Board reasonably determines has or may be expected to have a material detrimental impact on the Company’s business or operations or would prevent Mr. Voyticky from effectively performing his duties under the Extension Agreement;

(ii) Mr. Voyticky’s commission of any other act of moral turpitude injurious to the Company, which the Board in its sole discretion determines has or may be reasonably expected to have a detrimental impact on the Company’s business or operations or would prevent Mr. Voyticky from effectively performing his duties under the Extension Agreement;

(iii) a breach by Mr. Voyticky of any obligations or covenants contained in the Extension Agreement as determined by the Board in its sole discretion;

(iv) a failure by Mr. Voyticky to discharge his duties, responsibilities and obligations under the Extension Agreement, or a failure to follow the directives of the Board, as determined by the Board in its sole discretion; and

(v) the death or Disability of Mr. Voyticky.

For purposes of the foregoing, “Disability” means a physical or mental illness, injury, infirmity or other incapacity, as determined by a physician selected by the Board, which renders Mr. Voyticky unable to substantially perform his duties and responsibilities to the Company for a period of one hundred twenty (120) consecutive days or an aggregate period of more than one hundred and eighty (180) days.

Departure and Withdrawal Agreement with Mr. Voyticky

On August 11, 2014, we entered into a Departure and Withdrawal Agreement (the “Withdrawal Agreement”) with Mr. Voyticky, effective as of August 12, 2014. The Agreement provides for, among other things, (a) early expiration of his employment period under his Extension Agreement dated July 3, 2014 between Mr. Voyticky and our Company, (b) a compensation package described below and (c) confidentiality restrictions, mutual releases, cooperation and non-disparagement covenants, indemnities and other agreements related to Mr. Voyticky’s withdrawal from his employment with us.

In connection with Mr. Voyticky’s resignation and in discussing his departure with Mr. Voyticky, our Board of Directors and the Compensation Committee approved a compensation package. In considering this package and in their discussions with Mr. Voyticky, the Compensation Committee considered the important contributions Mr. Voyticky had made during his tenure including his successes in securing capital and the important connections he established for the Company with a variety of market participants and the value of maintaining the goodwill and cooperation of Mr. Voyticky as the Company transitions his responsibilities to other members of the executive team. The package consisted of: (a) a service award in the amount of (i) $460,000.00 in cash and (ii) the issuance of 79,655 shares of our common stock and (b) the continued vesting of certain options and common stock previously granted to Mr. Voyticky. This compensation package was subject to Mr. Voyticky and us reaching an agreement containing standard releases and post-employment covenants, which were memorialized in the Withdrawal Agreement. As all other material conditions to the contemplated vesting, other than the passage of time, were satisfied with respect to the outstanding options and stock awards, and as contemplated by the Withdrawal Agreement, management recommended and the Compensation Committee later agreed to allow the unvested portion of those options and stock to vest in Mr. Voyticky in full on August 15, 2014.

Severance, Retirement, and Change-in-Control Arrangements

For each of the periods described within this Section VIII, we are party to various employment agreements with our named executive officers which contain severance and change of control provisions as described above. As of August 28, 2014, we are only party to employment agreements with Mr. Brawley and Mr. Perry, which contain the severance and change-in-control provisions described above.

Each of our named executive officers has received grants under the 2010 Stock Option Plan and/or the 2011 Equity Compensation Plan. The consequences of retirement, termination or employment, death, disability, and a change in control for each of those plans are described below. Any options or stock awards which were not awarded pursuant to a plan are governed by the terms of the applicable stock option agreement.

Tax/Accounting Treatment of Compensation

Under Section 162(m) of the Internal Revenue Code, we may not be able to deduct as compensation expense amounts in excess of $1 million paid in one year to certain of our named executive officers. Certain performance-based compensation approved by our shareholders is not subject to this deduction limit. Generally, in structuring compensation for our named executive officers, we consider whether a form of compensation will be deductible; however, other factors as discussed above may be of greater importance than preserving deductibility for a particular form of compensation. Awards under the 2011 Plan may qualify as performance based compensation for purposes of Section 162(m). In fiscal 2014, certain compensation awarded to our named executive officers did not qualify as performance based compensation for purposes of Section 162(m).

In accordance with ASC Topic 718, we measure the fair value of stock awards, including those granted under the incentive plan, based on the market price of the underlying common stock as of the date of grant, reduced by the present value of estimated future dividends. The compensation expense for these awards is amortized over their applicable vesting period on a straight-line basis.

Executive Compensation Recovery Policy

We do not currently have an executive compensation recovery policy besides what is required by law.

Stock Ownership Guidelines

We have not set stock ownership guidelines for our directors and named executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement for fiscal 2014.

Submitted by the Compensation Committee of the Board of Directors:

August 26, 2014	COMPENSATION COMMITTEE MEMBERS:[1]
Gerald E. Hannahs, Jr.
Bob G. Bower
Joseph T. Leary
Marceau Schlumberger

¹ Committee member on the date the Compensation Committee Report was approved

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During part of fiscal 2014 (until mid-August, 2013), General McPeak, the former Chairman of our Compensation Committee, served as interim Chief Executive Officer of Genesis Biopharma, Inc. Until mid-August, 2013, Mr. David Voyticky, our former President, was also a member of Genesis Biopharma’s Board of Directors.

No other director was an officer, employee or former officer of our Company or any of its subsidiaries or had any relationship that would be considered a compensation committee interlock and would require disclosure in a proxy statement or annual report pursuant to SEC regulations. None of our executive officers served as a member of a compensation committee or a director of another entity under circumstances that would require disclosure in a proxy statement or annual report pursuant to SEC regulations.

Summary Compensation Table

The following table summarizes all compensation recorded by us in fiscal 2014 for:

•	our principal executive officer or other individual acting in a similar capacity,

•	our principal financial officer or other individual acting in a similar capacity,

•
our three most highly compensated executive officers other than our principal executive officer and principal financial officer who were serving as executive officers at April 30, 2014 as that term is defined under Rule 3b-7 of the Securities Exchange Act of 1934, and

•	up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at April 30, 2014.

For definitional purposes, these individuals are sometimes referred to as the “named executive officers.” The value attributable to any option awards or stock awards in the following table is computed in accordance with ASC Topic 718. The value of the securities issued reflects the aggregate grant date fair value computed in accordance with ASC Topic 718 assuming the following weighted averages and disregarding any forfeitures:

	2014	2013	2012
Expected life (years)	5.7	5.8	4.4
Volatility	69.0%	86.0%	83.8%
Discount rate - bond equivalent rate	1.90%	0.90%	1.28%
Dividend rate	—	—	—

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Scott M. Boruff [1]	2014	742,212	—	544,000	—	—	—	12,538	1,298,750
	2013	500,000	500,000	16,500	—	—	—	12,745	1,029,245
	2012	500,000	118,000	1,123,000	1,013,009	—	—	12,475	2,766,484
David J. Voyticky [2]	2014	700,962	—	544,000	—	—	—	—	1,244,962
	2013	475,000	475,000	—	—	—	—	—	950,000
	2012	420,193	250,000	1,131,650	7,964,796	—	—	300,000	10,066,639
John M. Brawley [3]	2014	71,346	—	190,400	2,545,248	—	—	306,421	3,113,415
Deloy Miller [4]	2014	342,981	—	326,400	—	—	—	5,635	675,016
	2013	205,000	165,000	—	—	—	—	5,635	375,635
	2012	204,904	—	275,000	709,106	—	—	6,375	1,195,385
David M. Hall [5]	2014	342,981	250,000	190,400	—	—	—	—	783,381
	2013	205,000	—	—	—	—	—	—	205,000
	2012	204,904	—	308,858	709,106	—	—	—	1,222,868
Kurt C. Yost [6]	2014	276,924	—	190,400	—	—	—	—	467,324
	2013	166,539	175,000	9,780	707,763	—	—	—	1,059,082
Conrad Perry [7]	2014	356,731	—	299,200	—	—	—	—	655,931
	2013	26,923	—	397,950	—	—	—	—	424,873
—————————

1
Mr. Boruff has served as our Chief Executive Officer since August 2008 and the terms of his compensation over the last three fiscal years are set forth in his employment agreements which are described earlier in this Proxy Statement. The value of stock awards and option awards in fiscal 2014, fiscal 2013, and fiscal 2012 represents the value of restricted stock awards and option grants made to him under the terms of his employment agreement and other grants made by the Compensation Committee. All other compensation for fiscal 2014, fiscal 2013, and fiscal 2012 included personal use of Company provided vehicle of $12,538, $12,745 and $12,475. The amount of Mr. Boruff’s compensation excludes fees paid to Dimirak Securities Corporation, a broker-dealer and member of FINRA, under the terms of a Marketing Agreement. Mr. Boruff was a director and owner of 49% of Dimirak Securities Corporation and, in such position, had an economic interest in the amounts we paid to that firm, but he sold that ownership interest in July 2012.

2
Mr. Voyticky served as our President from June 2011 to August 2014 and was our Acting Chief Financial Officer from September 2011 to February 2014. Prior to his appointment as our President, Mr. Voyticky was a member of our Board of Directors. The terms of his compensation for the last three fiscal years were set forth in his employment agreements, an Extension Agreement, and a Withdrawal Agreement, each of which is described earlier in this Proxy Statement. The value of option awards in fiscal 2014, fiscal 2013, and fiscal 2012 represents the value of restricted stock awards and option grants made to him under the terms of his employment agreement and other grants made by the Compensation Committee. After his appointment to the Board of Directors, but prior to his appointment as President, Mr. Voyticky served as a consultant to us. The amount of Mr. Voyticky’s other compensation also includes $50,000 of fees paid and a $250,000 bonus to Matrix Group, LLC for work performed for us as a consultant in fiscal 2012.

3
Mr. Brawley was hired as our Chief Financial Officer in February 2014, and the terms of his compensation are set forth in his employment agreement which is described earlier in this Proxy Statement. From November 2013 to February 2014, Mr. Brawley served as a consultant to us. The amount of Mr. Brawley’s other compensation also includes $306,421 of fees paid to John M. Brawley Financial Consulting, LLC for work performed for us as a consultant in fiscal 2014.

4
Mr. Miller served as our Chief Executive Officer from December 1997 to August 2008 and our Chief Operating Officer until July 2013. He is currently our Executive Chairman. The terms of his compensation during fiscal 2014 are set forth in his employment agreement in effect during that fiscal year which is described earlier in this Proxy Statement. All other compensation included $5,635, $5,635, and $6,375, of compensation derived from personal use of a Company vehicle in fiscal 2014, fiscal 2013, and fiscal 2012, respectively, as valued on the basis of the aggregate incremental cost to us and calculated per applicable annual lease value table rates. The value of stock awards and option awards in fiscal 2014, fiscal 2013, and fiscal 2012 represents the value of restricted stock awards and option grants made to him by the Compensation Committee.

5
Mr. Hall is our Chief Operating Officer and the Chief Executive Officer of our subsidiary, Cook Inlet Energy, LLC, and the terms of his compensation are set forth in the Sale Agreement and his employment agreement in effect during fiscal 2014, each of which is described earlier in this Proxy Statement The value of stock awards and option awards in fiscal 2014, fiscal 2013, and fiscal 2012 represents the value of restricted stock awards and option grants made to him by the Compensation Committee.

6
Mr. Yost has served as our Senior Vice President and General Counsel since May 20, 2012. The terms of his compensation are set forth in his employment agreements, each of which is described earlier in this Proxy Statement. The value of stock awards and option awards in fiscal 2014 and 2013 represents the value of restricted stock awards and option grants made to him under the terms of his employment agreement and other grants made by the Compensation Committee.

7
Mr. Perry has served as the Vice President and Drilling Manager of our Cook Inlet Energy subsidiary since March 2013. The terms of his compensation are set forth in his employment agreement which is described earlier in this Proxy Statement. The value of stock awards and option awards in fiscal 2014 and 2013 represents the value of restricted stock awards and option grants made to him under the terms of his employment agreement and other grants made by the Compensation Committee.

Grants of Plan-Based Awards

The following table provides information concerning each grant of an award made to a named executive officer during fiscal 2014.

	GRANTS OF PLAN-BASED AWARDS
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or Units	All Other Option Awards: Number of Securities Underlying Options
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold	Target	Maximum			Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Scott M. Boruff	4/16/2014							100,000			$544,000
David J. Voyticky	4/16/2014							100,000			544,000
John M. Brawley	4/16/2014							35,000			190,400
Deloy Miller	4/16/2014							60,000			326,400
David M. Hall	4/16/2014							35,000			190,400
Kurt C. Yost	4/16/2014							35,000			190,400
Conrad Perry	4/16/2014							55,000			299,200

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

As described above, during the 2014 fiscal year each of our named executive officers was party to an employment agreement that governed the terms of the individual’s employment with the Company. For a description of the material terms of such employment agreements, please see the disclosure above on pages 39-46.

In addition, the stock options and restricted stock awards granted to our named executive officers are subject to the terms of the 2011 Plan. For a description of the material terms of the 2011 Plan, please see “Miller Petroleum, Inc. 2011 Equity Compensation Plan.”

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of April 30, 2014:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options, Exercisable[1]	Number of Securities Underlying Unexercised Options, Unexercisable[2]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested	Market Value of Shares or Units of Stock that have Not Vested ($) [3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested ($)
Scott M. Boruff	250,000	—	—	0.33	8/1/2018	—	—	—	—
	450,000	—	—	5.94	4/27/2020	—	—	—	—
	50,000	—	—	6.53	4/27/2015	—	—	—	—
	1,875,000	625,000	—	6.00	12/22/2015	—	—	—	—
	166,666	83,334	—	5.89	5/27/2021	—	—	—	—
	—	—	—	—	—	75,000	361,500	—	—
David J. Voyticky [4]	200,000	—	—	5.94	4/27/2020	—	—	—	—
	100,000	—	—	4.98	7/29/2020	—	—	—	—
	100,000	50,000	—	5.89	5/27/2021	—	—	—	—
	1,150,500	1,150,000	—	5.35	6/9/2016	—	—	—	—
	—	—	—	—	—	63,750	307,275	—	—
John M. Brawley	—	—	—	—	—	35,000	168,700	—	—
	—	800,000	—	6.11	11/12/2023	—		—	—
Deloy Miller	300,000	—	—	5.94	4/27/2020	—	—	—	—
	50,000	—	—	6.53	4/27/2015	—	—	—	—
	116,666	58,334	—	5.89	5/27/2021	—	—	—	—
David M. Hall [5]	100,000	—	—	5.94	4/27/2020	—	—	—	—
	116,666	58,334	—	5.89	5/27/2021	—	—	—	—
	—	—	—	—	—	32,500	156,650	—	—
Kurt C. Yost	159,735	90,265	—	4.01	5/20/2022	980	4,724	—	—
Conrad Perry [6]	—	—	—	—	—	25,000	120,500	—	—

—————————

1
The option to purchase 250,000 shares of our common stock at $0.33 per share held by Mr. Boruff vested in equal parts on 8/1/2009, 8/1/2010, 8/1/2011, and 8/1/2012, respectively. The options to purchase 450,000 shares held by Mr. Boruff, 200,000 shares held by Mr. Voyticky, 300,000 shares held by Mr. Miller, 100,000 shares held by Mr. Hall, all at $5.94, vested in equal parts on 4/27/2011, 4/27/2012, and 4/27/2013. The options to purchase 50,000 shares held by Mr. Boruff and 50,000 shares held by Mr. Miller, both at $6.53, vested in thirds on 4/27/2011, 4/27/2012, and 4/27/2013. The vested portion of the option to purchase 2,500,000 shares of our common stock at $6.00 held by Mr. Boruff vested in installments of 625,000 option shares on 12/22/2011, 625,000 option shares on 12/22/2012 and 625,000 option shares on 12/22/2013 for a total of 1,875,000 option shares vested. The vested portions of the options to purchase 250,000 shares held by Mr. Boruff (166,666 option shares vested), 150,000 shares held by Mr. Voyticky (100,000 option shares vested), 175,000 shares held by Mr. Miller (116,666 options shares vested), and 175,000 shares held by Mr. Hall (116,666 option shares vested) vested on 5/27/2012 and 5/27/2013. The vested portions of the option to purchase 100,000 shares at $4.98 per share held by Mr. Voyticky vested in 33,333 option share installments on 7/29/2011, 7/29/2012 and 7/29/2013. The vested portions of the option to purchase 2,300,000 shares of our common stock at $5.35 held by Mr. Voyticky vested on 6/9/2012 and 6/9/2013 for a total of 1,150,000 option shares vested. The vested portions of the option to purchase 250,000 shares of our common stock at $4.01 held by Mr. Yost vested in equal parts on the 20th of each month, commencing on 5/20/2012, for a total of 159,735 option shares vested.

2
The unvested portion of the option to purchase 2,500,000 shares of our common stock at $6.00 held by Mr. Boruff will vest in an installment of 625,000 option shares on 12/22/2014 for a total of 625,000 option shares unvested. The unvested portions of the options to purchase 250,000 shares held by Mr. Boruff (83,334 option shares unvested), 150,000 shares held by Mr. Voyticky (50,000 option shares unvested), 175,000 shares held by Mr. Miller (58,334 options shares unvested), and 175,000 shares held by Mr. Hall (58,334 option shares unvested) vested on 5/27/2014. The unvested portion of the option to purchase 2,300,000 shares of our common stock at $5.35 held by Mr. Voyticky vested in equal parts on 6/9/2014 and 8/15/2014. The unvested portions of the option to purchase 800,000 shares of our common stock at $6.11 held by Mr. Brawley will vest as follows: 300,000 shares vested on 5/12/2014, 250,000 shares will vest on 11/12/2015, and 250,000 shares will vest on 11/12/2016. The unvested portions of the option to purchase 250,000 shares of our common stock at $4.01 held by Mr. Yost will vest in equal parts on the 20th of each month through 4/20/2015, and a final installment of 6,925 option shares on 5/20/2015, for a total of 90,265 option shares unvested.

3	Based upon the closing price of our common stock of $4.82 on April 30, 2014.

4
The awards of options to purchase 200,000 shares of our common stock at $5.94, 100,000 shares of our common stock at $4.98, and 150,000 shares of our common stock at $5.89 were made while Mr. Voyticky was a member of our Board of Directors and not an employee. Mr. Voyticky resigned his employment with us on August 12, 2014.

5
Mr. Hall’s options exclude certain warrants received in connection with his sale of his membership interest in Cook Inlet Energy, LLC, to us in December 2009. These warrants are not listed above as they are not compensation issued in connection with Mr. Hall’s employment but rather the warrants were a component of the purchase price paid by us for the membership interest.

6	The unvested 25,000 shares of the restricted stock grant to Mr. Perry will vest on 3/25/2015.

Option Exercises and Stock Vested

The following table provides information on each exercise of a stock option and each vesting of stock during fiscal 2014 for the named executive officers calculated based upon the closing price of our common stock of $4.82 on April 30, 2014.

	OPTION EXERCISES AND STOCK VESTED
	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Scott M. Boruff	—	—	125,000	$602,500
David J. Voyticky	—	—	121,250	584,425
John M. Brawley	—	—	—	—
Deloy Miller	—	—	60,000	289,200
David M. Hall	—	—	67,500	325,350
Kurt C. Yost	—	—	35,980	173,424
Conrad Perry	—	—	110,000	530,200

Miller Petroleum, Inc. Stock Plan

In April 2010 our Board of Directors authorized the Miller Petroleum, Inc. Stock Plan (the “2010 Plan”) which was subsequently approved by our shareholders at a special meeting held on April 26, 2010. We have reserved 3,000,000 shares of our common stock for issuance under this plan. Options and restricted stock awards may be granted under the plan only to our employees, officers or directors, or to members of any advisory panel or Board of Directors established at the direction of the Board of Directors. In determining the persons to whom options or restricted stock awards will be granted and the number of shares to be covered by each option or award, the Compensation Committee may take into account the nature of the services rendered by the respective persons, their present and potential contributions to us and such other factors as the Compensation Committee in its discretion may believe relevant. The term of options granted under the stock option plan may not exceed 10 years or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for stock options cannot be less than fair market value on the date of grant. However, the incentive stock options granted to a 10% holder of our voting stock are exercisable at a price equal to or greater than 110% of the fair market value of the common stock on the date of the grant. As of April 30, 2014, we have options or awarded shares in the amount of 2,825,000 shares of our common stock which remain outstanding under the plan.

Options under the 2010 Plan are only exercisable by the grantee and only while the grantee is employed by us. In the case of a termination for cause, which is defined in the plan and for certain employees, is defined by their employment agreements, the options terminate immediately. Upon a termination without cause, fully vested options remain exercisable for 30 days following the termination date. Upon retirement, fully vested options remain exercisable for 180 days following the termination date. Upon death or permanent disability, fully vested options remain exercisable for 6 months after the termination date. Upon a change in control, the Board of Directors has the sole discretion to determine treatment of unvested options. Any exercisable options at a change of control may be exercised by an employee at the closing of the change in control, or for a period of not less than 30 days prior to the dissolution or liquidation. Options may be exercised on a cashless basis upon a change in control.

Miller Petroleum, Inc. 2011 Equity Compensation Plan

In January 2011 our Board of Directors authorized the 2011 Plan which was subsequently approved by our shareholders at our annual meeting held on March 11, 2011. We have reserved 8,250,000 shares of our common stock for issuance under this plan, which was increased to 13,250,000 when the first amendment to the 2011 Plan was approved by our shareholders at our annual meeting held on April 16, 2014. Options and restricted stock awards may be granted under the plan only to our employees, officers or directors, or consultants. In determining the persons to whom options or restricted stock awards will be granted and the number of shares to be covered by each option or award, the Compensation Committee may take into account the nature of the services rendered by the respective persons, their present and potential contributions to us and such other factors as the Compensation Committee in its discretion may believe relevant. The term of options granted under the stock option plan may not exceed 10 years or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for stock options cannot be less than fair market value on the date of grant. However, the incentive stock options granted to a 10% holder of our voting stock are exercisable at a price equal to or greater than 110% of the fair market value of the common stock on the date of the grant. As of April 30, 2014, we have options or awarded shares in the amount of 10,117,922 shares of our common stock which remain outstanding under the plan.

Options under the 2011 Plan are generally only exercisable by the grantee and only while the grantee is employed by us. In the case of a termination for cause, which is defined in the plan, the options terminate immediately. Upon a termination without cause, fully vested options remain exercisable for six months following the termination date. Upon retirement, fully vested options remain exercisable for six months following the termination date. Upon death or permanent disability, fully vested options remain exercisable for one year after the termination date. Upon a change in control, the Board of Directors has the sole discretion to determine treatment of unvested options. Any exercisable options at a change of control may be assumed or substituted by the successor corporation, or, if the successor corporation declines to assume or substitute awards, the vesting of any or all awards granted pursuant to the 2011 Plan will accelerate immediately prior to the effective date of the change in control and any or all options or other awards granted pursuant to the 2011 Plan will become exercisable in full prior to the consummation of the change in control at such time and on such conditions as the Compensation Committee determines.

Potential Payments upon Change in Control or Termination of Employment

The following table sets forth the amounts that would have been payable to each of the named executive officers under the scenarios for death, disability, termination without cause or a change in control of the Company had such scenarios occurred on April 30, 2014. This table does not include accrued vacation. Amounts reported with respect to equity-based awards are reported assuming the closing price of our common stock on April 30, 2014 (the last trading day of fiscal 2014) of $4.82. For a description of the material terms of the employment agreements in effect during the majority of 2014 (including those terms relating to payments upon a change in control), please see “Employment Agreements In Effect Subsequent to July 29, 2013.” For a description of the material terms of the employment agreements currently in effect with respect to our named executive officers, please see “Employment Agreements In Effect Subsequent to July 28, 2014”.

Event	Scott M. Boruff	David J. Voyticky	John M. Brawley	Deloy Miller	David M. Hall	Kurt C. Yost	Conrad Perry
Termination without cause (without a change in control)
Salary[1]	183,462	173,077	889,583	86,539	86,539	69,231	670,834
Annual incentive award[2]	—	—	—	—	—	—	—
Equity awards[3]	—	—	—	—	—	—	120,500
Total	183,462	173,077	889,583	86,539	86,539	69,231	791,334

Change in control (without termination of employment)
Equity awards[4]	361,500	307,275	168,700	—	156,500	125,224	120,500
Total	361,500	307,275	168,700	—	156,500	125,224	120,500

Termination in connection with a change in control
Salary[5]	1,590,000	1,500,000	700,000	750,000	750,000	600,000	—
Annual incentive award[6]	—	—	—	—	—	—	—
Equity awards[4]	361,500	307,275	168,700	—	156,500	125,224	120,500
Total	1,951,500	1,807,275	868,700	750,000	906,500	725,224	120,500
—————————————

(1)
Reflects severance equal to base salary for the remainder of the agreements’ term (until July 28, 2014) payable in accordance with our regular payroll practices. Mr. Perry would receive the amount due for the remainder of the term of his agreement, which expires on March 24, 2016, reduced to present value. Mr. Brawley would receive the greater of the amount due for the remainder of the term of his agreement, which expires on November 12, 2016, or 1.5 times his highest base salary over the last three years in consideration of the execution of a release in favor of us, all of which would be paid out in accordance with our regular payroll practices.

(2)
No amounts are reflected with respect to a pro rata annual incentive as the annual incentive targets set forth in the employment agreements were not met during fiscal 2014, and thus no such amounts would have been payable. Neither Mr. Perry’s nor Mr. Brawley’s employment agreement contains provisions regarding the payment of an annual incentive award in connection with a termination without cause.

(3)	No amount has been reflected for stock options which would have accelerated pursuant to Mr. Brawley’s employment agreement as such options exercise price greater than or equal to $4.82.

(4)
Reflects value of accelerated vesting of all stock options and restricted stock pursuant to the terms of the 2010 Plan and 2011 Plan and employment agreements with certain named executive officers. No amounts are reflected for stock options with an exercise price greater than or equal to $4.82. Pursuant to Mr. Perry’s agreement, all restricted shares awarded therein become immediately vested upon a change in control.

(5)	Reflects severance payable upon termination in connection with a change in control, as provided for under the named executive officers’ employment agreements in effect as of April 30, 2014.

(6)
No amounts are reflected with respect to a pro rata annual incentive as the annual incentive targets set forth in the employment agreements were not met during fiscal 2014, and thus no such amounts would have been payable. Neither Mr. Perry’s nor Mr. Brawley’s employment agreement contains provisions regarding the payment of an annual incentive award in connection with a termination in connection with a change in control.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our shareholders as well as any equity compensation plans not approved by our shareholders as of April 30, 2014.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Plans approved by our shareholders:
Miller Petroleum, Inc. Stock Plan	2,676,500	$5.95	15,000
Miller Petroleum, Inc. 2011 Equity Compensation Plan	858,600	5.62	3,132,078
Plans not approved by our shareholders:
Non-plan options granted to employees in February 2010	25,000	2.52	—
Non-plan options granted pursuant to employment agreement with Scott M. Boruff	250,000	0.33	—

The plans that are listed above as “not approved by our shareholders” are options that were granted prior to our listing on NASDAQ in May 2010. Because we were not listed on a national exchange, shareholder approval was not required for these options. The non-plan options granted to employees in February 2010 were options granted to certain key employees. The non-plan options granted to Mr. Boruff were granted pursuant to his employment agreement in 2008.

PRINCIPAL SHAREHOLDERS

At August 27, 2014, we had 46,308,971 shares of common stock issued and outstanding. The following table sets forth information known to us as of August 27, 2014 relating to the beneficial ownership of shares of our common stock by:

·	each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;

·	each director and nominee;

·	each named executive officer; and

·	all current named executive officers and directors as a group.

Unless otherwise indicated, the business address of each person listed is 9721 Cogdill Rd, Suite 302, Knoxville, TN 37932. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

	Amount and Nature of Beneficial Ownership [1]
Directors and Named Executive Officers	# of Shares	% of Class
Scott M. Boruff [2]	7,098,728	14.4%
Deloy Miller [3]	2,741,467	5.9
David M. Hall [4]	1,898,450	4.0
Gerald Hannahs [5]	434,964	<1
John M. Brawley [6]	300,000	<1
Charles Stivers [7]	267,114	<1
Kurt C. Yost [8]	245,310	<1
Conrad Perry [9]	136,500	<1
Dr. Bob G. Gower [10]	75,000	<1
Marceau N. Schlumberger [11]	33,333	<1
Joseph T. Leary [12]	—	0
Gov. William B. Richardson [13]	—	0
Directors and executive officers	13,230,866	25.4%

River Road Asset Management, LLC [14]	4,078,405	8.8%
David J. Voyticky [15]	3,174,956	6.5
Robert L. Trentham [16]	2,788,000	6.0
____________________

1	The inclusion of any shares as deemed beneficially owned does not constitute an admission of beneficial ownership by the named shareholder.

2
The number of shares owned by Mr. Boruff includes 8,000 shares owned for the benefit of his minor children, options to purchase 250,000 shares of our common stock which are exercisable at $0.33 per share expiring in August, 2018, options to purchase 450,000 shares of our common stock exercisable at $5.94 and 50,000 shares of our common stock exercisable at $6.53 that expire in April 2015, an option to purchase 1,875,000 shares of our common stock exercisable at $6.00 that expires in December 2015, and an option to purchase 250,000 shares of our common stock exercisable at $5.89 that expires in May 2015. The number of shares owned by Mr. Boruff excludes options to purchase 625,000 shares of our common stock exercisable at $6.00 which have not yet vested and expire in December 2015, and a restricted stock grant of 50,000 shares which has not yet vested.

3
The number of shares owned by Mr. Miller includes an option to purchase 300,000 shares of our common stock exercisable at $5.94 expiring in April 2020, an option to purchase 50,000 shares of our common stock exercisable at $6.534 expiring in April 2015, and an option to purchase 175,000 shares of our common stock exercisable at $5.89 which expire in May 2021.

4
The number of shares owned by Mr. Hall includes a warrant to purchase 711,000 shares of our common stock exercisable at $1.00 expiring in December 2014, a warrant to purchase 480,000 shares of our common stock exercisable at $2.00 expiring in December 2014, options to purchase 100,000 shares of our common stock exercisable at $5.94 expiring in April 2020, and options to purchase 175,000 shares of our common stock exercisable at $5.89 which expire in May 2021.

5
The number of shares owned by Mr. Hannahs includes options to purchase 66,667 shares of our common stock at an exercise price of $3.84 expiring in July 2022 and an option to purchase 40,000 shares of our common stock at an exercise price of $4.34 expiring in July 2023, but excludes an option to purchase 33,333 shares of our common stock at an exercise price of $3.84 that has not yet vested and expires in July 2023, and options to purchase 60,000 shares of our common stock at an exercise price of $5.68 which have not yet vested and expire in July 2024.

6
The number of shares owned by Mr. Brawley includes options to purchase 300,000 shares of common stock at $6.11 per share expiring in November 2023, but excludes options to purchase 500,000 shares of common stock at $6.11 per share which have not yet vested and expire in November 2023, and a restricted stock grant of 35,000 shares which has not yet vested.

7
The number of shares owned by Mr. Stivers includes options to purchase 100,000 shares of common stock at $5.94 per share expiring in April 2020, options to purchase 40,000 shares of common stock at an exercise price of $5.89 which expire in May 2021, options to purchase 40,000 shares of common stock at an exercise price of $3.84 that expire in July 2022, and options to purchase 40,000 shares of common stock at an exercise price of $4.34 that expire in July 2023, but excludes options to purchase 60,000 shares of common stock at $5.68 per share which have not yet vested and expire in July 2024.

8
The number of shares owned by Mr. Yost includes options to purchase 208,350 shares of common stock at $4.01 per share expiring in May 2022, but excludes options to purchase 31,650 shares of common stock at an exercise price of $4.01 which have not yet vested and expire in May 2022.

9	The number of shares owned by Mr. Perry excludes a restricted stock grant of 25,000 shares which has not yet vested.

10
The number of shares owed by Dr. Gower excludes options to purchase 250,000 shares of common stock at $5.29 per share which have not yet vested and expire in April 2024 and options to purchase 60,000 shares of common stock at $5.68 per share which have not yet vested and expire in July 2024.

11
The number of shares owned by Mr. Schlumberger includes an option to purchase 33,333 shares of common stock at an exercise price of $5.28 expiring in July 2023, but excludes options to purchase 66,667 shares of common stock at an exercise price of $5.28 which have not yet vested and expire in July 2023, and options to purchase 60,000 shares of common stock at $5.68 per share which have not yet vested and expire in July 2024. Mr. Schlumberger resigned from the Board of Directors on August 28, 2014, and his unvested options terminated in accordance with their own terms.

12
The number of shares owned by Mr. Leary excludes options to purchase 100,000 shares of common stock at $5.29 per share which have not yet vested and expire in April 2024 and options to purchase 60,000 shares of common stock at $5.68 per share which have not yet vested and expire in July 2024. Mr. Leary resigned from the Board of Directors on August 28, 2014, and his unvested options terminated in accordance with their own terms.

13
The number of shares owned by Governor Richardson excludes options to purchase 200,000 shares of common stock at $5.29 per share which have not yet vested and expire in April 2024 and options to purchase 60,000 shares of common stock at $5.68 per share which have not yet vested and expire in July 2024. 14    River Road Asset Management, LLC’s address is 462 S. 4th Street, Suite 1600, Louisville, KY 40202.

14	River Road Asset Management, LLC’s address is 462 S. 4th Street, Suite 1600, Louisville, KY 40202.

15
The number of shares owned by Mr. Voyticky includes options to purchase 200,000 shares of common stock at $5.94 per share expiring in April 2020 and options to purchase 100,000 shares of common stock at $4.98 per share expiring in July 2020, options to purchase 150,000 shares of our common stock exercisable at $5.89 which expire in May 2021, and options to purchase 2,300,000 shares of common stock at an exercise price of $5.35 which expire in June 2016. Mr. Voyticky’s address is 1352 Discovery Bay Blvd., Discovery Bay, CA 94505.

16	Robert L. Trentham’s address is 150 Third Ave. South, Suite 1600, Nashville, TN 37201.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We use a number of contract labor companies to provide on demand labor at our Alaska operations. H&H Industrial, Inc. ("H&H Industrial") is an entity contracted by CIE, a wholly-owned subsidiary of the Company, to provide services related to the exploration and production of oil and natural gas. H&H Industrial is owned by the sister and father of David Hall, who was a member of our Board of Directors (until April 2014) and COO of Miller, as well as the Chief Executive Officer ("CEO") of CIE. For fiscal 2014, 2013 and 2012, we paid H&H Industrial a total of $2,003,000 $1,024,000 and $632,000 respectively. We have used Rediske Air, Inc. (“Rediske Air”) to provide transportation to our facilities. Rediske Air was owned by David Hall’s brother-in-law, who passed away on July 7, 2013. Rediske Air is no longer owned by a related party. For fiscal 2014, 2013 and 2012, we paid Rediske Air, Inc. a total of $1,060,000 $680,000 and $463,000 respectively. The audit committee of our Board of Directors determined that the amounts paid by us for the services performed were fair and in the best interest of the Company.

From time to time the Company provides service work on oil and gas wells owned by Mr. Herman Gettelfinger (and family), a member of the Board of Directors until April 16, 2014 and an emeritus member of the Board from that date until his death on May 17, 2014. As of April 30, 2014 and 2013, Mr. Gettelfinger (and family) owed us $24,000 and $11,000 respectively. The audit committee of our Board of Directors determined that the amounts paid to us for the services performed were fair and in the best interests of the Company.

During fiscal 2014, Mr. Gettelfinger paid the Company $3,000 for the profit he made from the purchase and sale of our common stock within a six month period. The $3,000 proceeds are presented in other cash flows from financing activities in our consolidated statements of cash flows.

The Company is required to remit payroll taxes related to certain stock-based compensation transactions. As of April 30, 2014, we had a payable of $157,000 and no receivable. As of April 30, 2013, we had recorded a related payable of $620,000 as well as a corresponding receivable from the respective employees of $593,000. This receivable was collected subsequent to April 30, 2013.

In 2009 we formed both Miller Energy GP and MEI to raise capital necessary to support strategic business initiatives. From November 2009 to May 2010 we entered into the MEI Loan Documents with MEI to borrow $3,071,000 with maturity dates ranging from November 2013 to May 2014. On June 29, 2012, the maturity dates on the promissory notes were amended to reflect, (i) the later of 91 days after the date on which the Prior Credit Facility is extinguished, or (ii) July 31, 2017. Our wholly owned subsidiary, Miller Energy GP, owned 1% of MEI, however due to the shared management of our company and MEI, we have consolidated this entity. We have not presented noncontrolling interest on our consolidated balance sheets or our consolidated statements of operations due to the fact that these amounts are immaterial. On February 3, 2014, we repaid all obligations under and terminated the MEI Loan Documents. Once paid, in accordance with the governing documents of MEI, the interests of the limited partners in MEI were effectively redeemed and ceased to exist. As a result, under Delaware law, MEI ceased to be a “limited partnership” when no new limited partners were admitted within the statutorily prescribed time limit. As the Company was the sole general partner and sole remaining holder of any equity interest in MEI, MEI has therefore been legally consolidated into the Company. We are in the process of preparing a certificate of cancellation for filing with the State of Delaware with respect to MEI.

On September 18, 2013, the Company entered into a one-year consulting agreement with William R. Weakley under which he agreed to assist us with investor relations and outreach, including advising the company on its communications with high net-worth individuals, helping to further the Company’s related business goals, assisting with our strategic planning, providing management and business advice, and other consulting services we may reasonably request.  Mr. Weakley was a related party to the Company as a result of aggregating his personal holdings in our stock with those of his brother, son-in-law and other of his relatives which, taken together, exceeded 5% of the outstanding common stock of the Company at the time this disclosure was initially made.  As compensation for these services, we granted Mr. Weakley a warrant to purchase 300,000 shares of our common stock at an exercise price of $6.63 per share.  So long as the warrant has not otherwise terminated prior to that date, this warrant will vest in full and be exercisable on September 18, 2014.  The warrant will terminate if the related consulting agreement is terminated prior to the end of its one-year term.  The warrant will otherwise terminate on the earlier of the one-year anniversary of the death or disability of Mr. Weakley or September 18, 2016. The audit committee of our Board of Directors determined that the consideration given by us for the services to be performed was fair and in the best interest of the Company.  We further note that in an unrelated transaction, Mr. Weakley’s son-in-law extended a personal loan to our CEO, Scott M. Boruff.  The Company is not a party to or otherwise involved in this loan, though this transaction was disclosed to the audit committee of our Board of Directors in connection with its evaluation of the consulting agreement with Mr. Weakley. As of April 30, 2014, we paid Mr. Weakley a total of $5,000.

Two adult children of our Chief Operating Officer, Mr. David Hall, are non-executive employees of CIE.  During the year ended April 30, 2014, their compensation exceeded $120,000 and thereby required review by the Audit Committee and disclosure herein.  Mr. Hall’s sons earned $161,000 and $148,000, respectively, during fiscal 2014.  Their compensation was determined in accordance with our standard employment and compensation practices applicable to employees with similar responsibilities and positions.

There are no assurances that the terms of the transactions with the related parties are comparable to terms we could have obtained from unaffiliated third parties.

The Audit Committee of our Board of Directors is responsible for approving transactions where an officer or director may have a personal interest in the transaction. Effective as of July 26, 2011, the Board adopted amendments to the Audit Committee Charter including the procedures for review, approval and monitoring of transactions involving our company and “related persons” (directors, executive officers, stockholders owning five percent or greater of our common stock, or their respective immediate family members). The procedures cover any related person transaction in which a related person has a direct or indirect material interest. Before such a transaction is entered into, the Audit Committee will review the terms of the proposed transaction, and, in their business judgment, determine that entry into the transaction is in our best interest or that we should not enter into the transaction. Any director with an interest in the transaction is excluded from this discussion and review. The Audit Committee approved each of the transactions described above which were entered into after July 26, 2011 in accordance with the Audit Committee Charter and continues to monitor the other arrangements described above consistent with the Audit Committee Charter although such arrangements had been entered into prior to the adoption of the relevant amendments to the Audit Committee Charter.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight individuals. Our Bylaws allow the Board of Directors to increase or decrease the number of directors by resolution of the Board of Directors. On August 28, 2014, the Board of Directors, pursuant to Article I, Section 1 of our Bylaws and Section 48-18-103 of the Tennessee Business Corporation Act, adopted a resolution to decrease the size of the Board of Directors to six members, effective as of the expiration of the terms of the current directors.

The Board of Directors, upon recommendation by the Nominating and Corporate Governance Committee, has nominated Messrs. Deloy Miller, Scott M. Boruff, Dr. Bob G. Gower, Gerald Hannahs, Governor William B. Richardson, and Charles M. Stivers, for re-election as directors to hold office until the next annual meeting or until their successors have been duly elected and qualified. Each nominee has consented to serve as a nominee, to serve as a director if elected, and to being named a nominee in this Proxy Statement. In the event any of Messrs. Miller, Boruff, Gower, Hannahs, Richardson, or Stivers becomes unable to serve or for good cause will not serve as a director, your proxy authorizes the individuals named as proxyholders to vote for a replacement if the Board of Directors names a bona fide nominee. The Board of Directors has no reason to believe that any of Messrs. Miller, Boruff, Gower, Hannahs, Richardson, or Stivers will be unable or unwilling to serve as director.

Director Nominations and Qualifications

Biographical information concerning Messrs. Miller, Boruff, Gower, Hannahs, Richardson, and Stivers appears earlier in this Proxy Statement under “Board of Directors-Nominees.”

Deloy Miller - Mr. Miller, the Company’s founder and Executive Chairman of the Board of Directors, is a seasoned oil and gas professional with more than 45 years of experience in the drilling and production business. He has unparalleled knowledge of the Company’s operations as founder, former Chief Executive Officer, former Chief Operating Officer, and current Executive Chairman of the Board of Directors.

Scott M. Boruff - Mr. Boruff, the Company’s Chief Executive Officer, brings highly relevant and necessary leadership skills to Miller Energy. He has extensive experience in finance, including specialization in investment banking, consulting services and strategic planning with an emphasis in the gas and oil field.

Bob G. Gower - Dr. Gower has more than 50 years of business and senior management experience across a range of industries, including energy, chemical, and technology. Dr. Gower, the founder of two companies, is a proven leader, and has served on multiple public and private boards of directors.

Gerald Hannahs - Mr. Hannahs has more than 30 years of experience in the oil and gas industry and finance and investing. He co-founded Texarkoma Crude & Gas, a well-drilling company operating in Tennessee and Alabama. His knowledge in the oil and gas industry and his understanding of the Company’s operations are critical to the success of the Company.

Governor William B. Richardson - Governor Richardson’s expertise and experience as former Secretary of Energy in the Clinton administration and multiple accomplishments as a Governor of New Mexico, including with respect to renewable energy projects place him in a unique position to add invaluable insight to the Company.

Charles M. Stivers - Mr. Stivers, a certified public accountant, has more than 27 years of experience in accounting and more than 23 years of experience in the energy industry. Mr. Stivers is the owner of Charles M. Stivers, C.P.A., an accounting firm with specialization in the oil and gas industry with clients across fourteen states.

The Nominating and Corporate Governance Committee and our Board of Directors concluded that the skills and background described above will enable these nominees to provide knowledgeable advice to our other directors and to senior management on the numerous issues facing the Company and on the development and execution of our strategy.

THE BOARD OF DIRECTORS RECOMMENDS USING THE PROXY CARD TO VOTE “FOR” ALL OF THE DIRECTOR NOMINEES RECOMMENDED BY OUR BOARD OF DIRECTORS.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF KPMG LLP

The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending April 30, 2015. Representatives of KPMG LLP will be present at the Annual Meeting and will have an opportunity to make a statement or to respond to appropriate questions from shareholders. Although shareholder ratification of the appointment of our independent auditor is not required by our Bylaws or otherwise, we are submitting the selection of KPMG LLP to our shareholders for ratification to permit shareholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for our Company.

Information about our Auditors

KPMG LLP has served as our independent registered public accounting firm since February 2011. The Audit Committee charter requires pre-approval of all audit and permissible non-audit services rendered by our independent registered public accounting firm. All fees paid to the auditors were pre-approved by the Audit Committee of the Board of Directors.

Fees and Services

The following table shows the fees that were billed for audit and tax services rendered by KPMG LLP for fiscal 2013 and 2014. There were no audit-related services provided in fiscal 2013 or fiscal 2014.

	2014	2013
Audit Fees	$1,214,000	$852,000
Audit-Related Fees	—	—
Tax Fees	163,470	38,000
Total	$1,377,470	$890,000

Audit Fees - This category includes the integrated audit of our annual consolidated financial statements and internal control over financial reporting, review of unaudited interim condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm, including review of registration statements and issuance of comfort letters and consents.

Tax Fees - This category includes permissible tax consulting services.

THE BOARD OF DIRECTORS RECOMMENDS USING THE PROXY CARD TO VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP

OTHER MATTERS

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, the accompanying proxy card authorizes the person named as proxy or his substitute to vote on such matters as he determines appropriate. In the event any nominee for director becomes unable to serve or for good cause will not serve at the time of the meeting or any adjournments thereof, the accompanying proxy card authorizes the person named as proxy or his substitute to vote for a replacement if the Board of Directors names a bona fide nominee. The Board of Directors has no reason to believe that any nominee herein will be or unwilling to serve as a director.

DISSENTER’S RIGHTS

Under Tennessee law, there are no dissenter’s rights available to our shareholders in connection with the election of our members to our Board of Directors, the ratification of the appointment of our independent registered public accountant firm, or any other matters which are being submitted to a vote of our shareholders at the Annual Meeting.

ANNUAL REPORT ON FORM 10-K

As required, we have filed our Annual Report on Form 10-K, as amended, for the fiscal year ended April 30, 2014, with the SEC. Copies of the Annual Report on Form 10-K for the fiscal year ended April 30, 2014, as amended, as filed with the SEC, are available free of charge on our website at www.millerenergyresources.com or you can request a copy free of charge by calling Investor Relations at 512-270-6990 or sending an email request to info@millerenergyresources.com. Please include your contact information with the request.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Miller Energy Resources, Inc., Attention: Corporate Secretary, 9721 Cogdill Road, Suite 302, Knoxville, TN 37932 or by calling Investor Relations at 512-270-6990.

DIRECTIONS TO THE ANNUAL MEETING

The annual meeting will be held at the Rothchild Catering and Conference Center, 8807 Kingston Pike, Knoxville, Tennessee 37923.

From West Knoxville:    Take Interstate 40 Eastbound to exit 378 “Cedar Bluff Rd.” At the light, turn right onto Cedar Bluff Road. Proceed on Cedar Bluff Road until you reach Kingston Pike. Take a left onto Kingston Pike. Proceed on Kingston Pike for approximately one mile. Your destination will be on your left.

From Downtown Knoxville:    Take Interstate 40 Westbound to exit 379 “Walker Springs Rd/ Bridgewater Rd.” Merge onto Walbrook Drive. At the third light, turn left onto Bridgewater Road. Proceed on Bridgewater Road until you reach Kingston Pike. Take a right onto Kingston Pike. Proceed on Kingston Pike for approximately half a mile. Your destination will be on your right.

SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

For a shareholder proposal to be considered for inclusion in our Proxy Statement for the next annual meeting (for fiscal 2015), the Corporate Secretary must receive the written proposal at our principal executive offices no later than the deadline stated below. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. Proposals should be addressed to:

Miller Energy Resources, Inc.
Attention: Corporate Secretary
9721 Cogdill Road, Suite 302
Knoxville, TN 37932
Facsimile: (865) 691-8209

Under Rule 14a-8, to be timely, a shareholder’s notice must be received at our principal executive offices no later than 120 days before the date of this Proxy Statement. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

In addition, the Company’s Bylaws contain an advance notice provision requiring that, if a shareholder wants to present a proposal (including a nomination) at our 2015 annual meeting of shareholders (whether or not to be included in the Company’s proxy statement), the shareholder must provide timely written notice thereof to the Secretary of the Company. To be considered timely under these provisions, a shareholder’s notice must be delivered to our Secretary not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. The notice must set forth the information required under the Bylaws. For additional information regarding the nomination of director candidates, please see “Shareholder Nominations” on page 13 of this Proxy Statement.

WHERE YOU CAN FIND MORE INFORMATION

This Proxy Statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this Proxy Statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Miller Energy Resources, Inc., Attention: Corporate Secretary, 9721 Cogdill Road, Suite 302, Knoxville, TN 37932; (865) 223-6575. Please note that additional information can also be obtained from our website at www.millerenergyresources.com.

We file annual, quarterly and current reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Scott M. Boruff
Scott M. Boruff, CEO

Knoxville, TN
August 28, 2014

MILLER ENERGY RESOURCES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS – OCTOBER 30, 2014 AT 9:00 AM

CONTROL ID:
REQUEST ID:

The undersigned, a shareholder of Miller Energy Resources, Inc. (the "Company"), hereby revoking any proxy heretofore given, does hereby appoint Kurt C. Yost and John M. Brawley, and each of them proxies, with power of substitution, for and in the name of the undersigned to attend the Annual Meeting of shareholders of the Company to be held at the Rothchild Catering and Conference Center, 8807 Kingston Pike, Knoxville, Tennessee 37923 on October 30, 3014 beginning at 9:00 a.m., local time, or at any adjournment postponement thereof, to vote as designated below.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to **202-521-3464.**
INTERNET:	https://www.iproxydirect.com/MILL
PHONE:	1-866-752-VOTE(8683)

Please ensure you fold then detach and retain this Proxy

ANNUAL MEETING OF THE STOCKHOLDERS OF MILLER ENERGY RESOURCES, INC.

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1	→	**FOR ALL**	**AGAINST ALL**	**FOR ALL EXCEPT**	
Election of Directors:		☐	☐		
Deloy Miller				☐	
Scott M. Boruff				☐	**CONTROL ID:**
Bob G. Gower				☐	**REQUEST ID:**
Gerald E. Hannahs, Jr.				☐	
William B. Richardson				☐	
Charles M. Stivers				☐	

Proposal 2	→	**FOR**	**AGAINST**	**ABSTAIN**
To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm		☐	☐	☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

____

____

____

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS INDICATED, THE VOTE OF THE UNDERSIGNED WILL BE CAST "FOR" PROPOSALS 1, AND 2. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ____________________, 2014

____

(Print Name of Stockholder and/or Joint Tenant)

____

(Signature of Stockholder)

____

(Second Signature if held jointly)